Exhibit 10.19

AMENDED AND RESTATED OFFICE LEASE

(BASE YEAR/EXPENSE STOP)

CONTENTS

SUMMARY OF BASIC LEASE TERMS	PAGE 2
PREMISES	SECTION 1
TERMS	SECTION 2
RENT	SECTION 3
SECURITY DEPOSIT	SECTION 4
USE	SECTION 5
OPERATING EXPENSES	SECTION 6
UTILITIES AND SERVICES	SECTION 7
MAINTENANCE, REPAIRS AND ALTERATIONS	SECTION 8
ALTERATIONS AND ADDITIONS	SECTION 9
INSURANCE	SECTION 10
INDEMNITY	SECTION 11
SUBROGATION	SECTION 11.A
DAMAGE, DESTRUCTION AND BUSINESS INTERRUPTION	SECTION 12
TENANT TAXES	SECTION 13
COMMON AREAS	SECTION 14
SUBLETTING AND ASSIGNMENT	SECTION 15
TENANT’S DEFAULT	SECTION 16
LANDLORD’S DEFAULT	SECTION 17
CONDEMNATION	SECTION 18
SUBORDINATION AND ATTORNMENT	SECTION 19
QUIET ENJOYMENT	SECTION 20
DELAYS	SECTION 21
RELOCATION	SECTION 22
RENEWAL OPTION	SECTION 23
GENERAL PROVISIONS	SECTION 24
GUARANTEE	SECTION 25

EXHIBIT A	EXECUTION FUNDS
EXHIBIT B	LEGAL DESCRIPTION
EXHIBIT C	PREMISES
EXHIBIT D	LANDLORD’S WORK
EXHIBIT E	ACCEPTANCE LETTER
EXHIBIT F	RULES AND REGULATIONS
EXHIBIT G	OPERATING EXPENSE EXCLUSIONS
EXHIBIT H	FORM OF SNDA

AMENDED AND RESTATED OFFICE LEASE

(BASE YEAR/EXPENSE STOP)

THIS OFFICE LEASE (BASE YEAR/EXPENSE STOP) (this “Lease”) is made and entered into this              day of                                                          , 2008, by and between, 1860 BLAKE STREET, LLC, a Colorado limited liability company (hereinafter referred to as “Landlord”) and NETQUOTE, INC., a Colorado corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the Term herein set forth, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

SUMMARY OF BASIC LEASE TERMS

A. LANDLORD:	1860 BLAKE STREET, LLC,
a Colorado limited liability company

B. TENANT:	NETQUOTE, INC., a Colorado corporation.

C. BUILDING:	Blake Street Terrace
1860 Blake Street, Denver, Colorado

D. PREMISES:	Space located on the 8th, 9th, and 10th floors of the Building, outlined on Exhibit C, containing approximately 21,113 square feet of Rentable Area of the Building. Of such Premises, 16,155* square feet of Rentable Area is currently being leased by Tenant pursuant to the Current Lease (hereinafter defined) (sometimes referred to herein as the “Current Premises”) and 4,958 square feet is being leased by Tenant in connection with this Lease (sometimes referred to herein as the “New Premises”). The Current Premises and the New Premises may collectively be referred to herein as the “Premises.” Landlord and Tenant agree that the rentable square footage of the Building and the Premises are correct and will not be remeasured.

*  Note that under the Current Lease, the rentable square footage of the Current Premises is shown as 16,796 square feet of Rentable Area. However, the parties agree that based on the current method of measurement for the Premises and the Building, the rentable square footage of the Current Premises is 16,155.

E. LEASE TERM:	Five (5) years and zero (0) months, commencing upon January 1, 2009 (the “Commencement Date”) and ending December 31, 2013 (the “Term”). Promptly after the Commencement Date, Tenant agrees to complete the Acceptance Letter attached hereto as Exhibit E, upon substantial completion of Landlord’s Work, signifying the commencement of the Lease and the Commencement Date of the payment of rent for the Premises. Landlord and Tenant acknowledge and agree, in the event of any conflict between this Lease and the Acceptance Letter, such fully executed Acceptance Letter shall control and prevail.

F. SECURITY DEPOSIT:	$54,102.06, payable upon execution of this Lease, as set forth in Exhibit A.

G. BASE RENT:	Months:

	1 – 12*	$50,583.23/Month ($28.75/SF/ANNUM)

	13 – 24	$52,342.65/Month ($29.75/SF/ANNUM)

	25 – 36	$54,102.06/Month ($30.75/SF/ANNUM)

	37 – 48	$55,861.48/Month ($31.75/SF/ANNUM)

	49 – 60	$57,620.90/Month ($32.75/SF/ANNUM)]

Prior to the Commencement Date, Tenant shall continue to pay Base Rent and Tenant’s Percentage Share of Net Operating Expenses for the Current Premises pursuant to the terms of the Current Lease (the “Current Lease Rent”). If the New Premises Commencement Date (hereinafter defined) occurs prior to the Commencement Date, Tenant shall pay Base Rent for the New Premises in the amount of $28.75/RSF/annum, payable in equal monthly installments as provided in this Lease, pro-rated for any partial months, and shall also pay Tenant’s Percentage Share of any Net Operating Expenses (as defined in Section 6 below) for the New Premises as provided herein (collectively, the “Pre-Commencement Rent”) and shall abide by all the terms and conditions of this Lease as pertains to such occupancy, but such occupancy and payment of Pre-Commencement Rent shall not be deemed to accelerate the Commencement Date hereunder.

*	The above table assumes that the New Premises Commencement Date will occur on or before the Commencement Date of this Lease. If the New Premises Commencement Date has not yet occurred by the Commencement Date, then Tenant will not be obligated to pay Base Rent for the New Premises until the New Premises Commencement Date (pro-rated for any partial months), and between the Commencement Date and the New Premises Commencement Date, Tenant shall continue to pay the Current Lease Rent for the Current Premises (pro-rated for any partial months); provided, however, unless the Delivery Date (hereinafter defined) has not occurred by the Outside Delivery Date (hereinafter defined) and Tenant elects to exercise its Termination Right (hereinafter defined), effective as of the New Premises Commencement Date the Base Rent for the Current Premises will be modified to reflect the Base Rent set forth in the above table ($38,704.69 per month for the Current Premises), and will be retroactively applied to the Commencement Date (pro-rated for any partial months); provided, however, that such delay in the New Premises Commencement Date shall not serve to postpone the Commencement Date or extend the Term of the Lease.

G.1. $50,583.23, the equivalent of the first (1st) month’s Base Rent shall be payable to Landlord, in addition to the Security Deposit, upon execution of this Lease, as set forth in Exhibit A.

H. RENTABLE AREA OF THE PREMISES: Approximately 21,113 square feet.

I. RENTABLE AREA OF THE BUILDING: 92,243 square feet

J. TENANT’S PERCENTAGE SHARE: (Determined from time to time by Landlord, by dividing the Rentable Area of the Premises by the Rentable Area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred): 22.89 percent**.

**

This calculation assumes that the New Premises Commencement Date will occur on or before the Commencement Date of this Lease. If the New Premises Commencement Date has not yet occurred by the Commencement Date, then Tenant will not be obligated to pay Tenant’s Percentage Share of Net Operating Expenses for the New Premises until the New Premises Commencement Date (pro-rated for any partial months), and between the Commencement Date and the New Premises Commencement Date, Tenant’s Percentage Share shall be 17.51%. Additionally, in such event, between the Commencement Date and the New Premises Commencement Date, Tenant will continue to pay the Current Lease Rent for the Current Premises, and since such Current Lease Rent contains a Net Operating Expense component, Tenant will not be obligated to pay Tenant’s Percentage Share of Net Operating Expenses for the Current Premises under this Lease (for purposes of this paragraph, the “New Lease Operating Cost Rent”) during such time. However, unless the Delivery Date has not occurred by the Outside Delivery Date and Tenant elects to exercise its Termination Right, effective as of the New Premises Commencement Date, Tenant’s obligations with respect to the payment of Tenant’s Percentage Share of Net Operating Expenses for the Current Premises will be modified to reflect the New Lease Operating Cost Rent, and will be retroactively applied to the Commencement Date (pro-rated for any partial months).

K. EXPENSE STOP: $8.75/RSF

L. LIABILITY INSURANCE REQUIRED OF TENANT: Two Million and No/100 Dollars ($2,000,000.00)

M. ADDRESSES FOR NOTICES AND PAYMENT OF RENT AND CHARGES:

All notices under this Lease shall be sent by registered or certified, return receipt requested, or overnight mail or delivered in person with a legible signed receipt provided.

TO LANDLORD:

1860 BLAKE STREET, LLC

c/o MAVDevelopment

303 Detroit Street, Suite 301

Ann Arbor, Michigan 48104

Attn: Rob Aldrich

with a copy to:

1860 BLAKE STREET, LLC

c/o MAVDevelopment

1860 Blake Street, Suite 610

Denver, Colorado 80202

Attn: Randy Hughes

TO TENANT:

Premises

Contact Name: Craig Shine

Contact Phone: 303.291.1982

N. USE OF PREMISES: General office and administrative.

O. BROKER:

None, as Landlord’s agent

CB Richard Ellis, Inc., as Tenant’s agent

P. PARKING: Tenant shall have twenty (20) unreserved parking spaces (based on a ratio of one parking space per 1,000 RSF lease) for the Term of the Lease, at Landlord’s quoted monthly contract rate (as set from time to time based on Landlord’s reasonable determination of market rate) for such parking spaces (plus any taxes thereon), which rate, as of the execution date of this Lease, is $185.00 per space per month, and is subject to change as provided above; provided, however, Landlord agrees that such parking rates shall not be increased for the first two (2) years following the Commencement Date. Tenant’s use of the parking stalls shall be subject to such rules and regulations as may be established from time to time by Landlord. Parking is limited to Monday through Friday between the hours of 6:00 a.m. and 6:00 p.m. There is no parking available on the weekends. Landlord reserves the right to increase the charge for parking at any time.

1. PREMISES

1.1 Grant of Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord those certain Premises situated in the City of Denver, County of Denver, State of Colorado, described in Paragraph D of the Summary of Basic Lease Terms.

1.2 Office Building. The Premises, together with and including other property owned by Landlord, comprise a multi-story office building (hereinafter referred to as the “Building”). Tenant’s use and occupancy of the Premises shall include the use, in common with others, of the Common Areas described in Section 14, but excepting therefrom and reserving unto Landlord the exterior faces of all exterior walls, the roof and the right to install, and maintain where necessary in the Premises all pipes, ductwork, conduits and utility lines through hung ceiling space, partitions, beneath the floor or through other parts of the Premises. Landlord reserves the right to effect such other tenancies in the Building as Landlord may elect.

1.3 Construction by Landlord. Landlord shall deliver the New Premises to Tenant broom-clean and with all cable removed from the ceiling (all, collectively, the “Landlord’s Work”) but otherwise in its then current “as is” condition. Landlord shall have no obligation to perform any other work in the Premises. In connection with the foregoing, Landlord represents to Tenant that as of the date of this Lease, it has received no notice from any governmental authorities having jurisdiction that the New Premises is in violation of any applicable laws and, to Landlord’s actual knowledge, without further inquiry, the Base, Shell and Core (as defined in the Work Letter) of the New Premises is in compliance with all applicable laws.

2. TERMS

2.1 Basic Term. The Term of this Lease shall be for the period of five (5) years, commencing and ending on the dates set forth in Paragraph E of the Summary of Basic Lease Terms, whether or not the Tenant’s Work (as defined in Exhibit D) is completed by such date. Tenant acknowledges and agrees that it is currently in possession of the Current Premises pursuant to that certain Office Lease between Blake Street 98, LLC, predecessor-in-interest to Landlord, and Tenant dated December 17, 2004 (as amended, the “Current Lease”) and that Landlord therefore does not have to deliver possession of the Current Premises to Tenant. Tenant accepts the Current Premises in its “as is” condition as of the Commencement Date. Landlord will deliver the New Premises to Tenant as soon as reasonably practicable after the mutual execution of this Lease in its then current “as is” condition; provided, however, Tenant acknowledges and agrees that Landlord’s ability to deliver the New Premises to Tenant is conditioned on Landlord’s relocation of the current tenant from the New Premises. Landlord will use reasonable efforts to relocate such current tenant from the New Premises as expeditiously as possible after the date of execution of this Lease; provided, however, that other than Tenant’s Termination Right as more fully provided below, if Landlord is unable to deliver the New Premises to Tenant by any particular date, Landlord shall have no liability therefor and such failure shall not modify Tenant’s obligations hereunder, and Tenant’s sole and exclusive remedy shall be a postponement of the Outside New Premises Commencement Date. The actual date of delivery of the New Premises to Tenant is referred to herein as the “Delivery Date”. For purposes hereof, the “New Premises Commencement Date” shall be the earlier to occur of (i) ninety (90) days after the Delivery Date (the “Outside New Premises Commencement Date”), and (ii) the date that Tenant commences business operations in all or any part of the New Premises. In addition, if Landlord has not delivered the New Premises to Tenant as provided herein by March 1, 2009 (the “Outside Delivery Date”), Tenant shall have the right, as its sole and exclusive remedy in lieu of any further extension of the Outside New Premises Commencement Date, to terminate this Lease by written notice to Landlord given at any time after the Outside Delivery Date but prior to the Delivery Date (the “Termination Right”). If Tenant timely exercises its Termination Right as provided herein: (a) Tenant will be permitted to remain in the Current Premises through and including June 30, 2009 (the “Termination Date”), upon the terms and conditions of this Lease, except that Tenant will continue to pay the Current Lease Rent for the Current Premises through and including the Termination Date; and (b) on or before the Termination Date, Tenant will vacate the Current Premises and return the same to Landlord in the condition required by this Lease.

2.2 Early Possession; Tenant’s Work; Effect of Current Lease. After the Delivery Date, Tenant shall cause to be completed the Tenant’s Work described in Exhibit D attached to this Lease. Except as expressly set forth in Exhibit D, Landlord shall have no obligation to construct any improvements in or to the Premises or to make any payment or reimbursement therefor. Tenant shall be solely responsible for the completion of the Premises for occupancy strictly in accordance with Exhibit D and shall cause Tenant’s Work to be completed in a good and workmanlike manner, in compliance with all applicable laws, and solely at Tenant’s cost and expense. Tenant shall be solely responsible for the payment of any fees, costs and expenses related to any permits, licenses, utility permits, utility connections, taxes or other similar charges necessary to complete Tenant’s Work in the Premises. Tenant agrees that during the period from the Delivery Date until the Commencement Date, all terms and provisions of this Lease shall apply to Tenant and its occupancy of the Premises and Tenant shall observe and perform all of its duties and obligations set forth in this Lease, notwithstanding the fact that the Commencement Date has not yet occurred, except that Tenant shall not be required to pay any Rent to Landlord with respect to the New Premises until the New Premises Commencement Date and Tenant shall not be required to conduct any business in the New Premises until the Commencement Date. Prior to the Commencement Date, Tenant shall continue to pay Base Rent and Tenant’s Percentage Share of Net Operating Expenses with respect to the Current Premises pursuant to the terms of the Current Lease. Tenant expressly acknowledges and agrees that the Commencement Date (and Tenant’s corresponding obligation to pay Rent) shall occur on the date set forth in Paragraph E of the Summary of Basic Lease Terms, even if the Tenant’s Work is not complete by such date; provided, however, if the New Premises Commencement Date has not occurred by the Commencement Date, Tenant shall not be obligated to pay Rent with respect to the New Premises until the New Premises Commencement Date. Except with respect to Tenant’s obligation to continue to pay Rent with respect to the Current Premises through the day preceding the Commencement Date hereof pursuant to the terms of the Current Lease, upon the effectiveness of this Lease, and in all events as of the Commencement Date, this Lease shall supersede, amend, replace and re-state in its entirety the Current Lease, which shall thereafter be of no further force or effect.

3. RENT

3.1 Base Rent. Tenant agrees to pay to Landlord, promptly when due, without notice or demand, and without deduction or set off for any reason whatsoever, as rent for the Premises, the Base Rent set forth in Paragraph G of the Summary of Basic Lease Terms for each and every month during the Term hereof.

3.2 Operating Expenses. In addition to Base Rent, Tenant agrees to pay additional rent equal to its Percentage Share of Net Operating Expenses as provided in Section 6 hereof.

The Base Rent and Tenant’s Percentage Share of estimated Net Operating Expenses shall be payable in advance on the first day of each calendar month during the Term. The Base Rent, Tenant’s Percentage Share of Net Operating Expenses, and any other amounts that are payable by Tenant to Landlord under the terms of this Lease are sometimes referred to herein as “rent.”

3.3 Place of Payment. All rent payable hereunder shall be paid at the office of Landlord set forth in Paragraph M of the Summary of Basic Lease Terms, or at such other place as Landlord may from time to time designate, in lawful money of the United States.

3.4 Interest on Unpaid Sums. If rent, or any other monetary sum required to be paid hereunder by Tenant to Landlord, is not paid when due, such sum shall accrue interest at the rate of one and one-half percent (1 1/2%) per month. Said interest shall be charged from the date the amount in question was due until received by Landlord.

4. SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Paragraph F of the Summary of Basic Lease Terms, to be held by Landlord as security for the faithful performance of every provision of this Lease, including but not limited to the provisions relating to the payment of rent, it being expressly understood that the Security Deposit is not an advance payment of rent or a measure of Landlord’s damages in case of default by Tenant. Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is to be used or applied, Tenant shall, within ten (10) calendar days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount set forth in Paragraph F of the Summary of Basic Lease Terms, and Tenant’s failure to do so shall be deemed a default by Tenant under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or Tenant’s assignee) at the expiration of the Term and after Tenant has vacated the Premises; however, in no event shall Landlord be under any obligation to return the Security Deposit earlier than thirty (30) calendar days after the expiration of the Term, but Landlord will use reasonable efforts to return the Security Deposit within sixty (60) days after the expiration of the Term. Tenant hereby agrees that in the event any mortgagee of the Building succeeds to Landlord’s interest in the Building by reason of foreclosure or deed in lieu thereof, unless funds representing the Security Deposit are delivered by Landlord to such mortgagee, Tenant shall have no claim against such mortgagee for any deposit. In the event that Tenant has not paid to Landlord a Security Deposit at the beginning of the Term, and defaults under the terms of this Lease by failing to pay any sums when due or failing to perform any of the terms or obligations hereunder, Landlord may require, in addition to any outstanding sums and any other remedies available to it, that Tenant place on deposit with Landlord a Security Deposit equal to a minimum of one (1) month’s effective rent. In addition, Tenant acknowledges and agrees that following a default by Tenant, whether or not Tenant abandons the Premises, and notwithstanding anything to the contrary herein, Landlord shall be entitled to hold the Security Deposit and apply said Security Deposit in payment of future rent owed by Tenant.

5. USE

5.1 Permitted Use. Tenant shall use the Premises solely for general office and administrative use including the use set forth in Paragraph N of the Summary of Basic Lease Terms and shall not use or permit the Premises to be used for any other purpose. Landlord hereby acknowledges that Tenant’s present use of the Current Premises under the Current Lease does not violate the provisions of this Section 5.1.

5.2 Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, rules, regulations, orders and requirements in effect during the Term regulating the use or occupancy of the Premises, including the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant will not use or permit the use of the Premises in any manner which may tend to create waste or a nuisance, or which may tend to obstruct or interfere with the rights of other tenants of the Building or injure or annoy them. Tenant shall neither install nor permit the installation or use of any vending machines dispensing food items, including but not limited to candy, soft drinks, sandwiches, fruit or bag foods, upon the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant will at all times comply with all federal, state or local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to the environment, health and safety, or to any materials constructed within the definition of hazardous substances, hazardous wastes, hazardous materials, toxic substances, or words of similar import under any applicable federal, state or local law, regulation, ordinance or policy (all, collectively, “Hazardous Materials”).

5.3 Insurance Cancellation. Tenant shall not do or permit anything to be done on or about the Premises which may in any way cause cancellation or increase the existing rate of any insurance policy covering the Building or any of its contents or cause cancellation of any such insurance policy. If any such action shall increase the rate of any such policy, Tenant shall pay the amount of such increase as additional rent. Landlord hereby acknowledges that Tenant’s present use of the Current Premises under the Current Lease does not violate the provisions of this Section 5.3.

5.4 Landlord’s Rules and Regulations. Tenant shall observe and comply with the Building rules and regulations attached hereto as Exhibit F or other rules and regulations which may be promulgated from time to time and such reasonable amendments and additions thereto as Landlord may from time to time promulgate on a non-discriminatory basis. Landlord shall not be responsible to Tenant for the non-performance of said rules and regulations by any other tenants of the Building unless it interferes with the quiet enjoyment of the property. Landlord hereby acknowledges that Tenant’s present use of the Current Premises under the Current Lease does not violate the provisions of this Section 5.4.

6. OPERATING EXPENSES

6.1 Tenant’s Obligations. In addition to the Base Rent provided for herein above, Tenant shall pay to Landlord the amount by which Tenant’s Percentage Share (as set forth in Paragraph J of the Summary of Basic Lease Terms) of the Operating Expenses during any calendar year during the Term hereof exceeds the amount of the Expense Stop (as set forth in Paragraph K of the Summary of Basic Lease Terms) for Operating Expenses, which amount is referred to as the “Net Operating Expenses”. If the commencement date of this Lease is other than the first day of a calendar year, during the first and last year of the Term Tenant will pay a proportion of Tenant’s Percentage Share of Net Operating Expenses based upon the number of days of the respective calendar year in which the Lease was in effect. If during any calendar year the Building is not at least ninety-five percent (95%) occupied, the Operating Expenses for such calendar year that vary by occupancy shall be adjusted to reflect ninety-five percent (95%) occupancy.

6.2 Definition. Operating Expenses are intended to be inclusive of all costs of operating and maintaining the Building and the real property on which it is situated except franchise, estate, inheritance, net income and excess profits taxes of Landlord, depreciation on the Building, interest on and principal retirement of Landlord’s mortgage interest on and principal retirement of Landlord’s mortgage loans, leasing commissions and costs chargeable by Landlord directly to specific tenants. Landlord agrees to make reasonable efforts to minimize costs insofar as such efforts are not inconsistent with Landlord’s intent to operate and maintain the Building in a first class manner. Operating Expenses may include, but shall not be limited to the following:

6.2.1 All taxes, assessments, water and sewer rents, and other governmental impositions and charges whatsoever which may create a statutory lien upon the Premises or the Building, which are assessed, levied or imposed during the Term of this Lease, surcharges levied upon or assessed against parking spaces or areas, and any tax levy or license fee measured by the rent payable by Tenant under this Lease which may be in lieu of or in addition to current taxes (except Landlord’s net income taxes) or any obligation to any governmental entity assessed upon Landlord as a result of its ownership, operation or use of the Building and all costs and expenses incurred by Landlord in contesting or negotiating the same with governmental authority if Landlord, in its reasonable discretion, elects to contest or negotiate the same.

6.2.2 All insurance costs and expenses incurred by Landlord for policies of insurance, insurance brokerage fee, loss control costs and self insured covering the insurance described in Section 10.2 hereof.

6.2.3 All costs and expenses of repairing, operating and maintaining the heating, ventilating and air conditioning system for the Building, including maintenance contracts therefor and the cost of all utilities required in the operation of such systems, except those required to be paid directly by tenants of the Building.

6.2.4 All costs and expenses to Landlord in providing standard services and utilities to tenants of the Building, including office janitorial services, window washing and utilities not separately metered; together with the cost of replacement of electric light bulbs and fluorescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install. Should the Premises include any non-building standard lighting/lighting fixtures or should Tenant, at any time, install any non-building standard lighting/lighting fixtures within the Premises, Landlord agrees to stock and replace Tenant’s non-building standard light bulbs, provided that Tenant recognizes and agrees that all reasonable costs for stocking and replacement of non-building standard lighting shall be billed back to Tenant.

6.2.5 Cost incurred by accountants and experts or other consultants to assist the accountants in making the computations as required hereunder.

6.2.6 All costs and expenses incurred by Landlord in operating, managing, maintaining and repairing the Building, including all sums expended in connection with the Common Areas for general maintenance and repairs, resurfacing, painting, re-striping, cleaning, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, curbs and Building signs, sprinkler systems, planting and landscaping, lighting and other utilities, maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, storm drainage systems and any other utility systems, costs of supplies, personnel to implement such services and to police the Common Areas, rental and/or depreciation of machinery and equipment used in such maintenance and services, security and fire protection services, trash removal services, all costs and expenses pertaining to snow and ice removal, security systems, utilities, premiums and other costs for workmen’s compensation insurance, wages, withholding taxes, social security taxes, personal property taxes, fees for required licenses and permits, supplies, and charges for professional management of the Building and Common Areas. Costs and expenses incurred by Landlord in operating, managing and maintaining the Building which are incurred exclusively for the benefit of specific tenants of the building will be billed accordingly and will not be included within the Operating Expenses. Landlord, however, may cause any or all of said services to be provided by an independent contractor or contractors.

6.2.7 Cost of capital improvements, structural repairs or replacements made to the Building in order to conform to or comply with changes in applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building enacted after the date of the Current Lease, or any such capital improvements, structural repairs or replacements designed primarily to reduce Operating Expenses (collectively, “Allowable Capital Costs”). Expenditures for the foregoing shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement as determined by Landlord’s accountants; provided that the amortized amount of any cost-saving improvement shall be limited in any year to the reduction in Operating Expenses as a result thereof.

6.2.8 Notwithstanding the foregoing, Operating Expenses shall not include any of the items identified on Exhibit G.

6.3 Time of Payment. Tenant shall pay to Landlord in advance, on the first day of each calendar month during the Term and any extensions hereof, one-twelfth (1/12) of Tenant’s Percentage Share of the estimated annual Net Operating Expenses. If the Term of this Lease commences on a day other than the first day of the month, Tenant shall pay to Landlord on the first day of the Term a sum determined by multiplying one three hundred sixty-fifth (1/365) of the Tenant’s Percentage Share of the estimated annual Net Operating Expenses by the number of days remaining in the first calendar month of the Term. Any change in the Tenant’s Percentage Share resulting from changes in any particular floor area during the Term shall be effective as of the first day of the month following the change.

6.4 Re-Estimation. Intentionally omitted.

6.5 Annual Adjustments; Reconciliation Statement. Within one hundred twenty (120) days after commencement of each calendar year during the Term hereof, or as soon thereafter as is reasonably practicable, Landlord shall furnish to Tenant an itemized statement (the “Reconciliation Statement”), setting forth the total Operating Expenses for the preceding calendar year, the amount of Tenant’s Percentage Share of Net Operating Expenses and the amount of estimated Net Operating Expenses paid by Tenant with respect to such calendar year. If the amount of Tenant’s Percentage Share of the Net Operating Expenses for such year exceeds the amount of estimated Net Operating Expenses paid by Tenant for such year, Tenant shall pay Landlord the deficiency within twenty (20) calendar days after receipt of the Reconciliation Statement. If the amount of estimated Net Operating Expenses paid by Tenant with respect to such calendar year exceeds the amount of Tenant’s Percentage Share of Net Operating Expenses, Tenant shall be entitled to a credit in the amount of such excess against the next payment(s) due to Landlord on account of Net Operating Expenses. Until Tenant receives a Reconciliation Statement pursuant to this Section 6.5 setting forth a new amount of Tenant’s Percentage Share of estimated Net Operating Expenses for the new calendar year, Tenant shall continue to pay such Tenant’s Percentage Share of estimated Net Operating Expenses at the rate being paid for the year just completed. Moreover, Tenant shall pay to Landlord, or deduct from the rent, as the case may be, on the date required for payment of its Percentage Share of estimated Net Operating Expenses as adjusted, the difference, if any, between the monthly installments of estimated Net Operating Expenses so adjusted for the new calendar year and the monthly installments of estimated Net Operating Expenses actually paid during each year since January 1.

6.6 Tenant’s Audit Rights. Within ninety (90) days after Landlord furnishes its Reconciliation Statement to Tenant for any applicable calendar year (the “Audit Election Period”), Tenant may, at its expense, elect to audit Landlord’s Net Operating Expenses for such calendar year only, subject to the following conditions: (a) there is no uncured event of default under this Lease; (b) the audit shall be prepared by an independent certified public accounting firm of recognized local, regional or national standing; (c) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (d) the audit shall commence within 30 days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within 60 days after commencement; (e) the audit shall be conducted during Landlord’s normal business hours at the location where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; (f) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute a mutually agreeable, commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing the audit; and (g) the accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and Landlord shall have the right to point out errors or make suggestions with respect to such audit report, and any appropriate comments by Landlord which are accepted by Tenant’s auditor shall be incorporated into the final audit report, it being the intention of the parties that Landlord’s right to review is intended to prevent errors and not to unduly influence Tenant’s auditor in the preparation of the final audit report. Landlord shall credit any overpayment determined by the final approved audit report against the next rent due and owing by Tenant or, if no further rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or termination of this Lease.

6.6.1. If Tenant does not give written notice of its election to audit Net Operating Expenses during the Audit Election Period, Tenant acknowledges and agrees that the information contained on the Reconciliation Statement shall be deemed correct and Tenant waives the right to any further contest of the Operating Expenses for that year or prior years. In the event Tenant timely exercises the aforementioned right to question or contest Landlord’s Reconciliation Statement, and Landlord and Tenant agree upon any such adjustment to the Reconciliation Statement, said adjustment shall be deemed the final settlement for the Operating Expense year in question and Tenant waives the right to any further contest of the Operating Expenses for that year or any prior years.

6.6.2 This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay rent when due, including Net Operating Expenses.

7. UTILITIES AND SERVICES

7.1 Utilities Provided. Landlord will cause to be made available to Tenant upon the Premises, facilities for the supply of domestic hot (or tempered) and cold running water at general points of usage and electricity, subject to the terms of Sections 7.2 through 7.5 hereof. Tenant agrees, at its own expense, to pay for all utilities which are separately metered for the Premises or which are billed directly to Tenant, from and after the delivery of possession thereof by Landlord. If any such charges are not paid when due, Landlord may pay the same, and any amount so paid by Landlord shall thereupon become due to Landlord from Tenant as additional rent.

7.2 Electric Service. Landlord will cause to be made available to the Premises electric power for normal lighting and ordinary small office equipment which equipment consumes, in the aggregate, less than five (5) watts per square foot of Rentable Area of the Premises and require a voltage of 120 volts single phase or less. Tenant shall use the electricity supplied to the Premises only for standard lighting and standard office equipment. Tenant agrees to provide Landlord with a list of electrical equipment used on the Premises. If Tenant’s requirements for or consumption of electricity exceed the capacities specified above, Landlord shall, at Tenant’s sole cost and expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises and shall bill Tenant periodically for such additional service. The degree of such additional consumption and potential consumption by Tenant shall be determined at Landlord’s election, by either or both (a) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant, and (b) a separate meter in the Premises to be installed, maintained, and read by Landlord, all at Tenant’s sole cost and expense. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not (w) cause permanent damage or injury to the Building or the Premises, (x) cause or create a dangerous or hazardous condition, (y) entail excessive or unreasonable alterations, repairs or expenses or (z) interfere with or disturb other tenants or occupants of the Building.

7.3 Operation of Services. Landlord shall furnish to the Premises and to the Building, heating and air conditioning maintained at such temperatures as are reasonably determined by Landlord, during Normal Business Hours (hereinafter defined); provided however, Landlord’s obligation hereunder shall at all times be subject to compliance with applicable laws, ordinances, rules and regulations established by governmental authority. Except when inspections and repairs are being made hereto, Landlord shall furnish elevator service for use by Tenant, its customers and employees 24 hours each day, seven days each week, though such services may be restricted outside Normal Business Hours. All such services shall be provided by Landlord in a manner commensurate with similar buildings in the Lower Downtown area of Denver, Colorado, taking into account age, size and other operational factors. Tenant shall not make alterations or additions to the Premises, or install any equipment or machinery which would affect the heating and air conditioning system of the Building, without Landlord’s prior written consent. Tenant shall pay the cost of all modifications, supplements or additions required to such mechanical systems as a result of any alteration, addition or installation requested by the Tenant.

7.4 Extended Hours or Other Additional Use of HVAC. “Normal Business Hours” shall mean the hours of 6:00 a.m. to 6:00 p.m. Monday through Friday, and 6:00 a.m. to 12:00 p.m. on Saturdays, except during any Holidays (hereinafter defined). “Holidays” shall mean any nationally-recognized banking holiday or any other day that is generally recognized as a holiday by similar landlords of similarly situated office buildings in the downtown Denver, Colorado area. If Tenant desires the use of heating or air conditioning outside of Normal Business Hours, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service (plus, to the extent permitted by applicable law, Landlord’s administrative fee for providing such additional service). Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant’s expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand.

7.5 Interruption of Services. Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of the utilities and services. Landlord may, with notice to Tenant, or without notice in case of emergency, cut off and discontinue services when such discontinuance is necessary in order to make repairs or alterations and Landlord shall diligently perform such repair or alterations. No interruption in services shall render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of rent, or relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of any personal property of Tenant, arising out of or in connection with any service failure or the failure of any Building safety services, personnel or equipment. Notwithstanding the foregoing, if the Premises are rendered unusable for their intended purpose as a result of any such failure, interruption or reduction for a continuous period of five (5) business days (unless such failure is due to a casualty, in which event Article 12 shall control), and Tenant does not occupy the Premises as a result thereof, the Base Rent shall thereafter abate until Tenant resumes occupancy of the Premises or services are restored, whichever first occurs, unless such service failure is the result of the acts or omissions of Tenant, any sublessee of Tenant, or either such party’s respective agents, employees, contractors, customers, invitees, licensees, or employees (collectively, “Tenant Parties”).

8. MAINTENANCE, REPAIRS AND ALTERATIONS

8.1 Landlord’s Obligations. Landlord, as an Operating Expense (unless excluded from Operating Expenses as provided in Article 6), shall maintain the structural integrity of the foundations, exterior roof and exterior walls (excluding the interior surface of exterior walls and all windows, doors and plate glass) of the Building, except that Tenant shall bear the cost of all repairs to the Building (including the Premises and the apparatus contained therein) which become necessary by reason of negligence or misuse by any Tenant Party, and cost thereof shall be paid to Landlord on demand as additional rent; provided, however, that such costs shall be reduced by any insurance proceeds actually received by Landlord relating to such repair. Except for Tenant’s obligations as provided in the following section, Landlord shall make all other repairs, provide general maintenance and furnish such janitorial services as Landlord deems reasonably necessary to maintain the Building in a condition commensurate with similar buildings in the Lower Downtown area of Denver, Colorado, taking into account, age, size and other operational factors, and the cost thereof shall be included in the Operating Expenses. Landlord shall have no obligation to commence any repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs or Landlord’s actual knowledge that such repair is required.

8.2 Tenant’s Obligations. Throughout the Term of this Lease, Tenant shall exercise due care in the use and occupancy of the Premises and the Building and shall, at its expense, repair all damage thereto caused by Tenant’s use thereof. Tenant, at Tenant’s expense, shall provide for all special or additional maintenance services required by Tenant’s special uses of the Premises. If Tenant fails to perform Tenant’s obligations under this section, Landlord may, without terminating this Lease, enter upon the Premises after three (3) calendar days prior written notice to Tenant (except in the event of an emergency, in which case Landlord shall not be required to give any prior notice), and put the same in good order, condition and repair, and the cost thereof shall be immediately due and payable as additional rent to Landlord. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such repair and maintenance, except for damage caused by the gross negligence or willful misconduct of Landlord. Tenant will not bring into the Premises or permit the placing within the Premises of equipment or property exceeding the floor loads of the Building.

8.3 Notification to Landlord. Tenant agrees to promptly notify the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring and heating, ventilation and air conditioning equipment or any condition which may cause injury or damage to the Building or any person therein.

8.4 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant agrees to quit and surrender the Premises, broom-clean, in good condition and repair, ordinary wear and tear and damage by casualty excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, lighting fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises (except personal property, signs and trade fixtures put in at Tenant’s expense) all of which shall thereupon become the property of Landlord without any claim by Tenant therefor, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Premises, Tenant shall remove all of Tenant’s personal property, signs, trade fixtures, any computer, telecommunications or other cabling (collectively, “Cabling”) installed by or for the benefit of Tenant in the Premises or elsewhere in the Building, any above-building standard leasehold improvements the removal of which would require in excess of standard demolition costs (e.g., raised flooring, interior stairwells) (collectively, “Special Removable Leasehold Improvements”) and, at Landlord’s option, Tenant shall also remove any alterations, additions, fixtures, equipment and decorations at any time made or installed by Tenant in, upon or to the interior or exterior of the Premises whose removal was requested by Landlord at the time Landlord granted consent for its installation if Landlord’s consent was required, and Tenant further agrees to repair any damage caused thereby. Notwithstanding the foregoing, Landlord may, by notice to Tenant given prior to the expiration of this Lease (or in the case of earlier termination, within ten (10) business days after such earlier termination) require Tenant to leave any Cabling and/or Special Removable Leasehold Improvements at the Premises. If Tenant shall fail to remove any of Tenant’s personal property and trade fixtures, then at the option of Landlord, either the same shall be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If the Premises are not surrendered upon termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this section shall survive the expiration or sooner termination of the Term.

9. ALTERATIONS AND ADDITIONS

9.1 Landlord’s Consent Required. Except for alterations which are cosmetic in nature and do not require the issuance of a building permit (e.g., painting), Tenant shall not make any alterations or additions to the Premises without first obtaining Landlord’s written consent. Tenant shall cause any such repair or alteration approved by Landlord to be done promptly and in a good and workmanlike manner in accordance with the plans and specifications submitted to Landlord and such rules and regulations as may be established by Landlord. With respect to cosmetic alterations which do not require Landlord’s approval, Tenant shall give Landlord at least five (5) business days’ prior written notice of its intent to perform such alterations. All work, whether or not Landlord’s consent is required, shall be performed in a good and workmanlike manner and in accordance with applicable building codes and governmental regulations. Except for minor alterations that do not require Landlord’s consent hereunder, all work done and material supplied shall be done or supplied only by contractors approved by Landlord, and Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time. Tenant shall, at Tenant’s sole cost and expense, be responsible for any and all maintenance, repair, malfunction and/or replacement of any and all additions, alterations, and modifications made to, and/or installed in the Premises during the performance of any tenant improvement work, whether or not Landlord’s consent is required. Prior to commencement of any and/or all tenant improvement work, whether or not Landlord’s consent is required, Tenant shall provide Landlord with all Proof of Insurance certificates. Landlord shall not be responsible for any equipment loss due to problems beyond the Landlord’s control (i.e. power outages).

9.2 Payment for Work. All costs of any work performed by or at the instance of Tenant shall be paid promptly by Tenant so as to avoid the assertion of any mechanic’s and/or materialmen’s liens. Within thirty (30) calendar days after receipt of notice thereof, Tenant shall discharge, by bonding, payment or other means acceptable to Landlord, any mechanic’s lien filed against the Premises or the Building resulting from material or labor furnished or performed at the instance or request of Tenant. If the lien is not discharged within said thirty (30) day period, Landlord shall have the right, but not the obligation, to discharge said lien by payment, bonding or otherwise, and the costs and expenses to Landlord of obtaining such discharge shall be paid to Landlord by Tenant on demand as additional rent. Landlord shall have the right at any time and from time to time to post and maintain on the Premises and Building such notices as Landlord deems necessary to protect the Premises against mechanic’s liens. Tenant shall provide Landlord with copies of all lien releases and all such lien releases shall be notarized.

10. INSURANCE

10.1 Tenant’s Insurance. Tenant shall, at all times during the Term hereof and at its own cost and expense, procure and maintain in force worker’s compensation insurance and bodily injury liability and property damage and contractual liability insurance naming Landlord, any persons, firms or corporations designated by Landlord, and any mortgagee of the Building of whose identity Tenant is notified, as additional insureds, against liability for injury or death of any person in connection with the use, operation or condition of the Premises. Liability insurance shall at all times be in an amount not less than the amount set forth in Paragraph L of the Summary of Basic Lease Terms for any one occurrence for bodily injury and property damage or such higher limits as Landlord may request from time to time. The limits of any such insurance shall not limit the liability of Tenant. Tenant shall, at all times during the Term hereof, at its cost and expense, maintain in effect policies of insurance covering its fixtures, equipment, and leasehold improvements installed by Tenant (in excess of the cost thereof paid by Landlord) located on the Premises, in the amount of their full replacement value, providing protection against any peril included in the classification of all risk coverage, including vandalism and malicious mischief.

10.2 Landlord’s Insurance. Landlord shall procure and maintain, during the Term of this Lease, the following types of insurance covering the following:

(a) the real property of which the Premises is a part, in an amount not less than one hundred percent (100%) of the replacement value of the Building and other improvements located within such real property, as such replacement value may increase from time to time, providing protection against any peril generally included within the designation “all risk” (which may include earthquake and flood insurance among other things) and coverage for vandalism and malicious mischief;

(b) the rents payable under this Lease; and

(c) any general liability coverage, premises liability coverage or other type of insurance relating to claims arising under negligence, intentional tort, or strict liability theories brought by any party in connection with the Premises or any condition or use thereof.

Tenant shall pay its Percentage Share of the cost of such insurance as part of the Operating Expenses. The Landlord will also, throughout the Term hereof carry public liability and property damage insurance with respect to the operation of the Building. Tenant shall have no right to any portion of the proceeds of any insurance carried by Landlord.

10.3 Form or Policies. All insurance required to be carried by Tenant hereunder shall be with companies licensed to underwrite insurance within Colorado, naming Landlord, its management company, the holder of any mortgage on the Premises, any ground lessor, and any other persons, firms or corporations designated by Landlord, as an additional insured with respect to the operations and activities of Tenant in or in connection with Tenant’s occupancy of the Premises. Copies of all such policies or certificates issued by the insurance company evidencing the existence and amounts of such policies shall be delivered to Landlord prior to possession. No such policy shall be cancelable or subject to modification except after thirty (30) calendar days prior written notice to Landlord and any mortgagee required to be named thereunder. Tenant shall, within thirty (30) calendar days prior to the expiration of such policies furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand as additional rent. All policies of insurance required to be obtained by Tenant and by Landlord shall contain a waiver by the insurer of any rights of subrogation.

11. INDEMNITY

11.1 Indemnification of Landlord. Subject to Section 11.A, Tenant shall indemnify and hold Landlord, its trustees, affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, mortgagee(s) and agents (including the manager of the Building) (collectively, “Landlord Parties”) harmless from and against any and all losses, claims and damages arising from Tenant’s use of the Premises exclusive of Common Areas or the conduct of its business or from any act or omission to act, activity, work or thing done, permitted or suffered by Tenant in or about the Premises, or any loss or damage caused to the Building (outside of the Premises) owing to the leakage or escape of water, gas or other substances from any pipes, machinery or equipment installed by Tenant and any other Tenant Parties within the Building. Tenant shall further indemnify and hold the Landlord Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation of Tenant to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any other Tenant Parties, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in connection therewith. In case any action or proceeding is brought against Landlord which is the subject of the foregoing indemnification obligation, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damages to property or injury to person in, upon or about the Premises. The indemnity shall also apply during Tenant’s occupancy of the Premises prior to the commencement of the Term. Subject to Section 11.A, Landlord will indemnify and hold Tenant and any Tenant Parties harmless from and against any and all losses, claims and damages that occur within the Common Areas of the Building as the result of the gross negligence or willful misconduct of Landlord or any Landlord Party, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred in connection therewith. In case any action or proceeding is brought against Tenant which is the subject of the foregoing indemnification obligation, Landlord shall defend the same at Landlord’s expense by counsel satisfactory to Landlord.

11.2 Intentionally omitted.

11.3 Landlord’s Liability. Landlord, except in the case of its gross negligence or intentional tort shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from theft, or fire, or from steam, electricity, gas or water, which may leak, or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same. All of Tenant’s property shall be kept stored and maintained at the sole risk of Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any tenant of the Building except those acts for which the Landlord was grossly negligent or participated in an intentional tort to occur.

11.A SUBROGATION

Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees (whether or not such rights are caused by negligence of the other party, and notwithstanding any provisions contained in this Lease to the contrary) for loss or damage to their respective real and/or personal property to the extent of any insurance maintained or required to be maintained under this Lease. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

12. DAMAGE, DESTRUCTION AND BUSINESS INTERRUPTION

12.1 Repair of Damage to Premises. In the event the Premises or the Building are damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust encumbering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor (except that Landlord shall have no obligation to rebuild, replace or repair any leasehold improvements installed by Tenant in excess of the cost thereof paid by Landlord), provided such repairs can, in Landlord’s sole opinion, be completed within one hundred twenty (120) calendar days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one day or less). If the damage is due to the fault or neglect of any Tenant Party, there shall be no abatement of rent. If Landlord determines that such repairs cannot, in Landlord’s sole opinion, be completed within such one hundred twenty (120) calendar days, Landlord shall notify Tenant of the same, and Landlord may at its option make such repairs within a reasonable time and in such event, this Lease shall continue in effect and rent shall be abated in the manner provided above; however, if Landlord elects not to make such repairs, then either party may, by written notice to the other within thirty (30) calendar days after such election, terminate this Lease as of the date of the occurrence of such damage. In addition, if the damage occurs in the last twelve (12) months of the Term, and such damage renders the Premises untenantable, either party may terminate this Lease by written notice to the other within thirty (30) calendar days after the date of such damage. If neither party terminates the Lease as aforesaid, and Landlord fails to complete such repairs to the Premises within two hundred ten (210) days from the date of such damage (subject to events outside Landlord’s reasonable control, which shall extend such 210 day deadline for each such day of delay which is outside Landlord’s reasonable control), then Tenant shall have the right to terminate this Lease following thirty (30) days’ written notice given after such 210 day period; provided, however, if Landlord completes such repairs prior to the expiration of the 30 day notice period, Tenant’s right to terminate shall be null and void.

12.2 Building Damage. If the Building throughout shall be injured or damaged, whether by fire or otherwise (though the Premises may not be affected, or if affected, can be repaired within one hundred fifty (150)

calendar days) to the extent of more than thirty-three and a third percent (33 1/3%) of the replacement value, and within sixty (60) calendar days after the happening of such injury Landlord shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) calendar days, Tenant shall pay the rent, properly apportioned up to the date of such damage, this Lease shall terminate as of such date, and both parties hereto shall be freed and discharged of all further obligations hereunder.

13. TENANT TAXES

13.1 Personal Property. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of its business operation, including but not limited to the furniture, fixtures, leasehold improvements, equipment and other property of Tenant at any time situated upon or installed in the Premises by Tenant. In the event that any of Tenant’s personal property is assessed and billed together with the real property of Landlord, Tenant shall cooperate with Landlord, at Tenant’s cost, to have such personal property assessed and billed separately, and during any such time as such personal property is assessed and billed together with the real property of Landlord, Tenant shall pay the amount of taxes attributable to such personal property to Landlord within thirty (30) days after receipt of Landlord’s invoice therefor.

13.2 Increase in Taxes. If at any time during the Term of this Lease any of Tenant’s property is assessed as a part of the Premises, or if the assessed value of the Landlord’s property is increased by the inclusion therein of a value placed on Tenant’s property, Tenant shall pay to Landlord upon demand, as additional rent, the amount of any such additional taxes as may be levied against the Building by reason thereof.

14. COMMON AREAS

14.1 Definition. The term “Common Areas” means all areas and facilities outside the Premises that are provided and designated for the common use and convenience of Tenant and other tenants of the Building, their respective officers, agents, employees, customers and invitees. Common Areas include, but are not limited to, corridors, lobbies, pedestrian sidewalks, stairways, landscaped areas, drinking fountains and rest rooms on multi-tenant floors, elevators and shipping and receiving areas of the Building, parking areas, private streets and lighting or utilities.

14.2 Maintenance. Landlord will maintain, operate and repair (or cause others to do so) all of the Common Areas and keep the same in clean and sightly condition during the Term of this Lease; the cost for which is included within Operating Expenses. Landlord shall have the right to adopt and promulgate reasonable rules and regulations from time to time concerning the Common Areas generally applicable to tenants and occupants of parking areas, if any, designated exclusively for customers of the Building. For the purpose of maintenance and repair, or to avoid an involuntary taking or to prevent the public from obtaining prescriptive rights, Landlord may temporarily close portions of the Common Areas, and such actions shall not be deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises.

14.3 Tenant’s Rights and Obligations. Landlord grants to Tenant, during the Term of this Lease, the non-exclusive right and license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with others entitled to such use, the Common Areas as they from time to time exist, subject to the rights and privileges of Landlord reserved herein. Tenant shall not at any time interfere with the rights of Landlord and others entitled to use any part of the Common Areas, and shall not store, permanently or temporarily, any materials, supplies or equipment in the Common Areas.

14.4 Changes to Common Areas. Landlord shall have the right at any time during the Term to change the location of entrances to the Building and change, alter, remodel, reduce or improve the Common Areas, elevators, drains, pipes, heating and air conditioning apparatus or any other part of the Building except the Premises without compensation to Tenant. For such purposes, Landlord may, if necessary, and except in the event of an emergency, upon reasonable prior notice to Tenant (which may be given orally), enter, pass through and work upon the Premises; provided that Landlord shall carry out such work diligently and reasonably.

15. SUBLETTING AND ASSIGNMENT

15.1 No Subletting or Assignment. Tenant shall not sublet all or any part of the Premises, nor assign this Lease or any interest herein, nor mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, by operation of law or otherwise, without the prior written consent of Landlord which will not be unreasonably withheld.

In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice that shall specify (a) the name and business of the proposed assignee or sublessee, (b) the amount and location of the space affected, (c) the proposed effective date and duration of the subletting or assignment, and (d) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of twenty (20) calendar days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant and reclaim that portion of the Premises, (2) to permit Tenant to assign or sublet such space. If the proposed rental rate between Tenant and sublessee is greater than the rental rate of this Lease, then fifty percent (50%) of such excess rental (after deducting therefrom reasonable and actual leasing commissions, tenant improvement allowances or costs, and any other reasonable market concessions) is to be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess, including any subsequent increases due to escalation or otherwise, to be paid by Tenant to Landlord in the same manner that Tenant pays the rental hereunder and in addition thereto, or (3) to withhold consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and affect as to the entire Premises.

15.2 Subletting and Assignment Defined. A sale by Tenant of all or substantially all of its assets, a merger of Tenant with another corporation, or the transfer of fifty percent (50%) or more of the beneficial ownership of the stock or other ownership interests in a tenant shall constitute an assignment hereunder. Consent by Landlord to any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord’s express written consent to any further assignment or subletting.

15.3 Documentation. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior written approval by Landlord or its counsel. Tenant shall submit all financial statements and information for the proposed subleases or assignee as is requested by Landlord. Tenant shall pay, as additional rent, a reasonable fee in an amount not to exceed One Thousand Five Hundred Dollars ($1,500.00) for all Landlord’s costs and expenses, including reasonable attorneys’ fees, incurred in determining whether or not to consent to any requested subletting or assignment and in reviewing and approving such documentation.

15.4 Subletting Rents. Acceptance of Rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of any provision of this Lease, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant.

15.5 Tenant may assign its entire interest under this Lease to its Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer”): (1) no uncured event of default exists under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) such Affiliate or successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; (5) such Affiliate’s or successor’s use of the Premises shall not conflict with the permitted use or any exclusive usage rights granted to any other tenant in the Building; and (6) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Section 15.5 have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant. The term “Affiliate” means any person or entity controlling, controlled by or under common control with Tenant. If requested by Landlord, the Affiliate or successor shall sign a commercially reasonable form of assumption agreement.

16. TENANT’S DEFAULT

16.1 Default. If (a) Tenant shall fail to make the payment of any sum to be paid by Tenant under this Lease within five (5) calendar days after the same is due; provided, however, with respect to the first three (3) late payments in any calendar year, Tenant will not be considered in default hereunder unless such failure continues within five (5) calendar days after notice from Landlord; or (b) Tenant shall fail to perform any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for twenty (20) calendar days after notice thereof from Landlord to Tenant, or (c) the interest of Tenant under this Lease shall be levied upon under execution or other legal process, or (d) any petition shall be filed by or against Tenant to declare Tenant a debtor under the Federal Bankruptcy Code, for the reorganization or rehabilitation of Tenant or to delay, reduce or modify Tenant’s debts or obligations (and, if such petition is an involuntary petition, such petition is not dismissed within 60 days after the same is filed), or (e) any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure if Tenant is a corporation or other entity; or (f) Tenant is declared insolvent according to law; or (g) any assignment of Tenant’s property shall be made for the benefit of creditors; or (h) if a receiver or trustee is appointed for Tenant or Tenant’s property, then Landlord may treat the occurrence of any one or more of the foregoing events as a default under this Lease.

16.2 Remedies. In the event of a default under this Lease by Tenant, Landlord shall have all of the following remedies, which remedies shall be cumulative, and which remedies shall be in addition to all rights and remedies provided at law or in equity; provided, however, Landlord will have an affirmative duty to mitigate its damages to the extent required by applicable law:

16.2.1 Landlord may terminate this Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, including Landlord’s attorneys’ fees; (ii) the unpaid Base Rent and additional rent earned at the time of termination, plus interest thereon at the rate of fourteen percent (14%) per annum from the due date; (iii) the balance of the Base Rent for the remainder of the Term less the reasonable rental value if subleased under the terms of this Lease; (iv) damages for the wrongful withholding of the Premises by Tenant; and (v) any other sum of money and damages owed by Tenant to Landlord.

16.2.2 Landlord may retake possession of the Premises and shall have the right but not the obligation, without being deemed to have accepted a surrender thereof and without terminating this Lease, to relet the same for the remainder of the Term provided for herein upon terms and conditions satisfactory to Landlord; and if the rent received through such reletting does not at least equal the Base Rent and additional rent provided for herein, Tenant shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting; and, in addition, Tenant shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, the cost of renovating, altering and decorating for an occupant and leasing commissions paid to any real estate broker or agent and attorneys’ fees incurred.

16.3 Late Charges. Tenant hereby acknowledges that the timely payment of rent is of the essence and that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) calendar days after the said amount is due, Tenant shall pay to Landlord a late charge, equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

16.4 Cumulative Remedies. Suit or suits for the recovery of the rents and other amounts and damages set forth herein above may be brought by Landlord, from time to time, at Landlord’s election and nothing herein shall be deemed to require Landlord to await the date on which this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or hereafter existing at law or in equity or by statute or otherwise including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and nonexclusive. All costs incurred by Landlord in connection with collecting any rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to any attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable as damages by Landlord from Tenant.

16.5 No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

16.6 Bankruptcy. Nothing contained in this Section 16 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this section.

16.7 Landlord’s acceptance of such partial payment of rent after Landlord files a written complaint pursuant to Section 16.2, in no event constitutes a waiver of any rights, remedies or defense granted to Landlord hereunder. Landlord shall be entitled to amend the complaint to reflect said partial payment without creating the necessity for the filing of an additional answer or other responsive pleading by the Tenant, and without prior leave of the court, and such an amendment shall not delay the matter from proceeding.

16.8 If a Tenant’s check for payment of any kind is returned for any reason, all future payments including late fees, attorney fees, monthly rent, and any other unpaid balances that are outstanding, must be made with certified funds.

17. LANDLORD’S DEFAULT

17.1 Notice of Landlord. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligation within thirty (30) days (or within such additional time as is reasonably required to correct any such default if, within such thirty (30) day period Landlord begins to perform and diligently prosecutes its performance continuously thereafter) after receipt of written notice to Landlord by Tenant properly specifying wherein Landlord has failed to perform any such obligations.

17.2 Notice to Mortgagee. If the holder of record of any mortgage covering the Premises shall have given prior notice to Tenant that it is the holder of a mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant shall give notice to the holder of record of such mortgages simultaneously with any notice given to Landlord to correct any default of Landlord as herein above provided. The holder of record of any such mortgage shall have the right, within sixty (60) calendar days after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default. Any notice of default given Landlord shall be null and void unless simultaneous notice has been given to all mortgagees whose addresses have theretofore been given to Tenant.

17.3 Landlord’s Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it will look solely to the estate and property of Landlord in the Building and underlying land (including any unencumbered rental or sales proceeds) for the collection of any judgment requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to the terms of this Lease; and no other assets of Landlord or any partner of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

18. CONDEMNATION

18.1 Effect of Taking. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Premises is taken by Condemnation, either party may, at its option, terminate this Lease as of the date the condemning authority takes possession, by providing Landlord notice, in writing, of its intent to terminate not later than twenty (20) calendar days after Landlord shall have notified Tenant of the taking. If all of the Premises or so much of the Building is taken by Condemnation (even though no part or only a small part of the Premises be taken) that Landlord elects not to repair or reconstruct the remaining portion, the provisions of Section 12.2 shall apply. Failure of Landlord or Tenant to so notify the other party shall constitute agreement of said party to continue the Lease in full force and effect as to the balance of the Premises.

18.2 Rent Reduction. If the Lease is not fully terminated after any taking, then it shall remain in full force and effect as to the portion of the Premises remaining; provided the rent payable hereunder shall be reduced in proportion to the area taken.

18.3 Awards. All awards for the taking of any part of the Premises under the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee.

19. SUBORDINATION AND ATTORNMENT

19.1 Subordination. Landlord and Tenant agree that this Lease be and the same hereby is made subject and subordinate at all times to any mortgage constituting a lien against the Property or any other method of financing or refinancing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the land and/or the Premises and/or any or all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Building, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The term “mortgages” as used herein shall mean and refer to any mortgage or deed of trust constituting a lien on the Property. The aforesaid provisions shall be self-operative and no further instrument or subordination shall be necessary unless required by any such mortgagee. Should Landlord or any mortgagee desire confirmation of such subordination, the Tenant, within ten (10) calendar days following Landlord’s written request therefor, agrees to execute and deliver, without any charge, any and all documents (in form acceptable to such mortgagee) effectuating such priority. Landlord agrees, at Tenant’s cost, to obtain a subordination, nondisturbance and attornment agreement from its current mortgagee as of the date of this Lease on such mortgagee’s form attached hereto as Exhibit H.

19.2 Attornment. Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord’s interest in the Building or any part thereof, including the Premises, to attorn to and to recognize such sale, transfer or assignment or underlying lessor or mortgagee as Landlord under the Lease.

20. QUIET ENJOYMENT

20.1 Covenant of Quiet Enjoyment. Landlord agrees that Tenant, upon paying rent and other monetary sums due under this Lease, may quietly have, hold and enjoy the Premises during the Term hereof without hindrance from Landlord or any person lawfully claiming through Landlord, subject, however, to the terms of this Lease, all mortgages, insurance requirements and applicable laws. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

21. DELAYS

21.1 Extended Time Due to Delay. Except with respect to the payment of Rent or any other monetary obligations due from Tenant hereunder, whenever Landlord or Tenant shall be delayed or restricted in the performance of any obligation of such party herein with respect to the performance of work or repairs by reason of Landlord’s inability to obtain materials, services or labor required for such performance or by reason of any statute, law or regulation of a government entity, or by reason of any other cause beyond the performing party’s control, the performing party shall be entitled to extend the time for such performance by a time equal to the extent of the delay or restriction, and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

22. RELOCATION

22.1 Intentionally Omitted.

23. RENEWAL OPTION

23.1 Provided Tenant is not in default hereunder beyond the expiration of any applicable notice and cure periods, Tenant shall have the option to extend the Term of this Lease (hereinafter, the “Option”) for two (2) successive periods of five (5) years each (the “Option Period(s)”), upon the same terms and conditions, at the then current market rate (as determined by Landlord), but not less than the previous year’s rent, and upon the following further terms and conditions.

23.2 Tenant shall exercise said Option only by giving written notice to Landlord no earlier than two hundred seventy (270) calendar days nor later than one hundred eighty (180) calendar days before the expiration of the Lease (the “Notice Period”). As soon as reasonably practicable after receipt of Tenant’s notice, Landlord shall advise Tenant of the Base Rent for the Option Period (“Landlord’s Notice”), and Tenant shall then have ten (10) business days within which to accept the terms set forth in Landlord’s Notice, or to revoke, in writing, its exercise of the Option, or to dispute, in writing, Landlord’s determination of Base Rent as set forth in Landlord’s Notice (the “Dispute Notice”), in which case the parties will proceed as provided in Section 23.3 below. If Tenant timely accepts the terms set forth in Landlord’s Notice, then Tenant shall, within ten (10) business days after receipt thereof from Landlord, execute a lease amendment extending the Term for the Option Period on the terms set forth in Landlord’s Notice. If the Option is not exercised within the Notice Period, or if thereafter Tenant either timely revokes the Option or fails to timely accept the terms set forth in Landlord’s Notice or timely submit a Dispute Notice, or if Tenant timely accepts the terms of Landlord’s Notice but thereafter fails to timely execute and return the lease amendment, the Option shall be considered null and void.

23.3 If Tenant timely submits its Dispute Notice, for a period not to exceed ten (10) business days after the date of Landlord’s receipt of the Dispute Notice (the “Negotiation Period”), both parties shall negotiate on a diligent, good-faith basis to arrive at an agreement concerning the Base Rent for the applicable Option Period. If at the end of the Negotiation Period Landlord and Tenant are unable to agree on the Base Rent, Landlord shall deliver to Tenant Landlord’s proposal for such terms (“Landlord’s Proposal”) and Tenant shall deliver to Landlord Tenant’s proposal for such terms (“Tenant’s Proposal”); provided, however, that neither Landlord’s Proposal nor Tenant’s Proposal shall contain a Base Rent lower than the Base Rent in effect during the last year of the Term (or preceding Option Period, as applicable) (the “Current Base Rent”), it being expressly acknowledged and agreed that the Current Base Rent amount is to be a floor for purposes of determining the Base Rent for the applicable Option

Period. Tenant shall have a period of 15 days after the end of the Negotiation Period (“Tenant’s Decision Period”) to elect to (i) accept Landlord’s Proposal by written notice (the “Acceptance Notice”) to Landlord, (ii) withdraw its renewal request by written notice (“Withdrawal Notice”) to Landlord, or (iii) notify Landlord that it has elected to renew the term of this lease and elected to proceed to arbitration in accordance with Section 23.4 below (“Arbitration Notice”). If Tenant timely delivers its Acceptance Notice (or is deemed to have accepted Landlord’s Proposal), Landlord and Tenant shall, within 30 days after receipt, execute a lease amendment reasonably satisfactory to Landlord and Tenant confirming the Base Rent and other terms applicable during the Renewal Period. If Tenant delivers a Withdrawal Notice, then Tenant’s option to extend shall automatically expire and be of no further force or effect. If Tenant fails timely to deliver its Acceptance Notice or its Arbitration Notice (as applicable), and if such failure continues for a period of five (5) business days after written notice thereof by Landlord, then Tenant shall be deemed to have elected to accept Landlord’s Proposal.

23.4 If Tenant delivers an Arbitration Notice to Landlord prior to the expiration of Tenant’s Decision Period, then the term of this Lease shall be renewed and Landlord and Tenant shall proceed to arbitration in accordance with the procedure set forth below. Landlord and Tenant shall commence arbitration proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association and, at least six (6) months prior to the expiration of the initial Term or the preceding Option Period, as applicable, Landlord shall submit Landlord’s Proposal in writing and Tenant shall submit Tenant’s Proposal in writing, together with the supporting data that was used to calculate such proposals, to a panel of three (3) qualified independent licensed commercial real estate brokers or real estate appraisers who (i) are licensed under the laws of the State of Colorado, (ii) have been active over the ten (10) year period ending on the date of appointment to the panel in the leasing or appraising of multi-story office buildings in the central business district and/or lower downtown area of Denver, Colorado, (iii) are recognized as a market expert in office leasing or appraisal of office buildings, (iv) have not represented either Landlord or Tenant during the preceding five years or in connection with this Lease, and (v) have general experience and competence in determining market rates for office space comparable to the Premises, and being familiar with the Commercial Arbitration Rules of the American Arbitration Association (a “Qualified Panel”). The Qualified Panel shall be selected as follows: Tenant shall select one (1) panel member, Landlord shall select one (1) panel member, and the two (2) panel members so selected shall select a third within 30 days after Tenant delivers the Arbitration Notice. If either Landlord or Tenant fails to select its panel member within such thirty (30) day period, then the panel member selected by the other party shall select the other two (2) panel members. Within twenty (20) days after the proposals are submitted, the Qualified Panel shall hold a hearing during which Landlord and Tenant may present evidence in support of their respective proposals. Within three (3) days after the date of the hearing, the Qualified Panel will determine the Base Rent for the applicable Option Period provided the Qualified Panel may select only Landlord’s Proposal or Tenant’s Proposal (and no other amount) as the Base Rent, which proposal so selected shall be the Base Rent for the applicable Option Period. The Qualified Panel’s determination shall be binding on Landlord and Tenant and may be enforced by a court of competent jurisdiction. The cost of such arbitration shall be paid by the party whose proposal was not selected. Within thirty (30) days after the Qualified Panel’s determination of the Base Rent, Landlord and Tenant shall execute a mutually acceptable amendment to this Lease specifying that this Lease has been extended at a rate equal to the determined Base Rent. If the foregoing arbitration process is not completed prior to the commencement of the applicable Option Period, Tenant shall continue to pay Base Rent at the rates in effect prior to such Option Period until such time as the arbitration process is complete, at which time, if applicable, Tenant will pay Landlord the amounts necessary to adjust the payments made prior to such date to be equal to the Base Rent determined by such arbitration process.

23.5 It is understood and agreed that this Option is personal to the Tenant named in this Lease and is not transferable; in the event of any assignment or subleasing of any or all of the Premises said Option shall be null and void.

24. GENERAL PROVISIONS

24.1 Estoppel Certificates. Tenant shall at any time, but no more often than two (2) times in any calendar year, unless such request is in connection with a proposed sale, financing or refinancing of the Building, upon notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modifications) and the dates to which the rent and other charges are paid in advance, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any exist, (c) acknowledging to any mortgagee that Tenant will not modify or amend this Lease without the consent of such mortgagee and (d) certifying to any other matter about which Landlord may reasonably request information. Tenant shall have ten (10) calendar days to execute and return to Landlord such Estoppel Certificate. If Tenant fails to execute and return to Landlord the Estoppel Certificate within ten (10) calendar days, then Landlord shall be appointed attorney in fact to execute the Estoppel on Tenant’s behalf. Tenant’s failure to provide this statement within the time period specified shall, without further notice by Landlord, constitute a default under this Lease.

24.2 Transfer of Landlord’s Interest. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Premises, then Landlord, on consummation of the transfer, shall be released and discharged from any liability thereafter accruing under this Lease with respect to the interest so transferred, provided that the funds or deposits in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale.

24.3 Captions. Sections and paragraph captions are for convenience only and are not a part of this lease and shall not be used for interpretation or construction of this Lease.

24.4 Time of Essence. Time is of the essence with respect to Tenant’s performance of its obligations hereunder.

24.5 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

24.6 Modifications for Mortgage. In the event any lending institution with whom Landlord has negotiated or shall hereafter negotiate for interim, standby or permanent financing for the Building shall require a modification of this Lease as a condition to providing such financing, Landlord shall provide written notice of the requirement to Tenant and Tenant agrees within fifteen (15) calendar days to make any such modification so long as it does not materially increase any of Tenant’s obligations or materially decrease any of Tenant’s rights hereunder. If Tenant fails or refuses to make such modification within said fifteen (15) day period, and such failure shall continue for an additional five (5) day period after Landlord’s written notice to Tenant of such failure, this Lease may, at Landlord’s sole option, be terminated by Landlord as of the date set forth in a written notice from Landlord to Tenant, which date shall in no event be less than thirty (30) calendar days following such notice.

24.7 Entire Agreement. This Lease, along with any exhibits or attachments hereto, constitutes the entire agreement between the parties relative to the Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. This Lease supersedes and cancels all prior agreements and understandings with respect to the subject matter hereof. This Lease may be modified only in writing, signed by the parties in interest at the time of modification.

24.8 Recording. This Lease shall not be recorded by Tenant and any recordation by Tenant shall be a breach under this Lease.

24.9 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assigning or subletting by Tenant and subject to the provisions for the transfer of Landlord’s interest, this Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

24.10 Holding Over: Payments After Termination. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term hereof, without the execution of a new Lease, such tenancy shall be deemed to have created and be construed to be a month to month tenancy only terminable on thirty (30) calendar days written notice by either party to the other on the same terms and conditions as provided herein, except not only as to the Term of this Lease, but also except the Base Rent to be paid by Tenant shall be equal to one hundred fifty percent (150%) of the sum of: (i) Adjusted Base Rent paid by Tenant immediately prior to the beginning of the holdover period, (ii) one-twelfth (1/12) of the Net Operating Expenses, and (iii) one-twelfth (1/12) of the Additional Rent as hereinafter referred. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the payment of such money. It is agreed that after the service of notice or the commencement of a suit or after final judgment granting Landlord possession of the Premises, or after any other exercise of Landlord’s rights and remedies hereunder, then the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment.

24.11 Entry by Landlord. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable times (and, in the event of an emergency, at any time) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean, provide routine maintenance or provide any other service to be provided by Landlord or Tenant hereunder or make repairs, alterations, or additions thereto, including, but not limited to, any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant’s premises. Except for any entry by Landlord in an emergency situation or to provide normal maintenance, cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Landlord may use its master key for entry into the Premises. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after normal business hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of rent by reason thereof.

24.12 Authority. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation or in accordance with the Bylaws of said corporation and that this Lease is binding upon the corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of the partnership represents that he (alone or together with the other parties executing this Lease) is duly authorized to execute this Lease on behalf of the partnership in accordance with the partnership agreement and that this Lease is binding on the partnership in accordance with its terms.

24.13 Notices. All notice or demands of every kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered seventy-two (72) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant at the addresses set forth in Paragraph M of the Summary of Basic Lease Terms.

24.14 Brokerage Clause. Tenant and Landlord each hereby warrants and represents that it has not dealt with any real estate broker or finder in connection with the transaction evidenced hereby except for the broker named in Paragraph O of the Summary of Basic Lease Terms, for whose commission Landlord shall be responsible, and hereby agrees to indemnify, defend, and hold the other party harmless from and against any and all claims which may be made by any other broker or finder in connection with the transaction evidenced hereby, claiming the same by, through or under such indemnifying party.

24.15 Bankruptcy. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, as trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to adequate assurances of future performance of the terms and provisions of this Lease. For purpose of any such assumption or assignment, the parties hereto agree that the term “adequate assurance” shall include at least the following:

24.15.1 In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have demonstrated to Landlord’s satisfaction a net worth reasonably acceptable to Landlord. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

24.15.2 Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions and covenants of this Lease.

24.15.3 Notwithstanding anything to the contrary contained in this Lease, if a Trustee in Bankruptcy assumes control over Tenant’s rights under this Lease, the Trustee shall provide the Landlord with adequate assurance of future performance under this Lease, cure or give adequate assurance that he will cure the default and shall compensate Landlord for actual loss resulting from the Tenant’s bankruptcy. If the Trustee elects to assign such rights to any third party, “adequate assurance of future performance” shall be deemed to be the Base Rent paid hereunder increased to the then current Base Rate which Landlord would charge for comparable space in the Building as of the date of the Tenant filing its petition for Bankruptcy.

24.16 Tenant shall be entitled to the use of the number of parking spaces set forth in Paragraph P of the Summary of Basic Lease Terms and will pay Landlord the per month rent for each such space set forth in the Summary of Basic Lease Terms on the first day of each month during the Term hereof. Landlord shall be entitled to establish reasonable rules and regulations governing the use of the parking spaces, including the right to issue parking permits and decals to be affixed to motor vehicles. Such parking spaces may be relocated within the area designated for parking at Landlord’s discretion. Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss or damage to any vehicle of Tenant, its guests, employees or agent for damage to or theft of or from a motor vehicle while in the parking areas.

24.17 Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

24.18 Construction of Demised Premises. Landlord shall provide the Reimbursement Allowance as detailed in Exhibit D.

24.19 Document Review. Intentionally Omitted.

24.20 Attorney’s Fees. In the event a suit, action, arbitration, or other proceeding of any nature what-so-ever, including without limitation any proceeding under the US Bankruptcy Code, is instituted, or the services of an attorney are retained to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party its reasonable attorneys’, paralegals’, accountants’, and other experts’ fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

24.21 No Accord and Satisfaction. Landlord’s acceptance of full or partial payment of Base Rent following Tenant’s failure to pay Base Rent when due, regardless of whether Landlord notifies Tenant in writing of Tenant’s failure to pay Base Rent when due, shall in no event constitute a waiver of any rights, remedies or defense granted to Landlord hereunder, including, but not limited to, Landlord’s right to pursue an action for unlawful detainer. Tenant hereby agrees that Landlord shall be entitled to amend its complaint or other filing in any legal proceeding to reflect said partial payment without creating the necessity for the filing of an additional answer or other responsive pleading by the Tenant, and without prior leave of the court, and such an amendment shall not delay the matter from proceeding.

24.22 Joint and Several Liability. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

24.23 Hazardous Materials. No Hazardous Material, except for de minimis quantities of cleaning products and office supplies used in the ordinary course of Tenant’s business at the Premises and that are used, kept and disposed of in compliance with all laws, including without limitation, all Hazardous Materials Laws, shall be brought upon, used, kept or disposed of in or about the Premises or the Property by any Tenant Parties without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

Without limiting the generality of Tenant’s indemnities set forth in Article 11 hereof, Tenant shall indemnify, defend and hold the Landlord Parties harmless from (a) any violation by Tenant of this subsection; and/or (b) any contamination caused by any Hazardous Materials brought onto the Premises, Building or property by Tenant or any other Tenant Parties.

24.24 Access to Building and Premises. Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises at all times, 24 hours per day, every day of the year, subject to access procedures required by Landlord, the Building Rules and Regulations and other limitations set forth in this Lease.

24.25 Directory Signage. Landlord agrees that Tenant shall have the right to have its name placed upon Landlord’s building standard directory signage generally identifying the tenants of the Building (“Directory Signage”) located in the lobby of, or elsewhere in the Building,, along with other tenants, with the size, color, and other aesthetics of both the Directory Signage and Tenant’s designation thereon to be determined by Landlord in its sole and absolute discretion. Subject to the foregoing, Landlord will provide Tenant with building standard Directory Signage at Landlord’s cost and expense.

24.26 Suite Identification Signage. Landlord agrees that Tenant shall have the right to building standard suite identification signage at or near the main door accessing the Premises in a location and with the size, color, and other aesthetics determined by Landlord in its sole and absolute discretion (“Suite Signage”). Subject to the foregoing, Landlord will provide Tenant with building standard Suite Signage at Landlord’s cost and expense. If Tenant desires to install other identifying signage at or around the entry to the Premises in addition to, or in lieu of, the Suite Signage, such signage shall be subject to Landlord’s prior written approval and at Tenant’s cost.

25. RIGHT OF FIRST REFUSAL Provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have a continuing right of first refusal as hereinafter described (the “Right of First Refusal”) to any additional leasable space on the fifth (5th) or sixth (6th) floors of the Building (regardless of size) (collectively, the “Right of First Refusal Space”) at such time as Landlord engages in negotiations with a prospective tenant for any portion of the Right of First Refusal Space, exercisable at the following times and upon the following conditions:

(a) If Landlord enters into negotiations with a prospective tenant to lease all or any part of the Right of First Refusal Space and Landlord obtains a bona fide offer from a prospective tenant which is acceptable to Landlord in its sole and absolute discretion, Landlord shall notify Tenant of such fact (“Landlord’s Right of First Refusal Notice”), and shall include in Landlord’s Right of First Refusal Notice the rent, term, and other terms (including finish out) at which Landlord is prepared to offer such Right of First Refusal Space (such portion then being offered being referred to herein as the “Offered Space” and the terms set out in such offer being referred to herein as the “Offer Terms”) to such prospective tenant. Tenant shall have a period of seven (7) days from the date of delivery of Landlord’s Right of First Refusal Notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the entire Offered Space on the Offered Terms. If Tenant fails to give any notice to Landlord within the required seven (7) day period, Tenant shall be deemed to have waived its right to lease the Offered Space.

(b) If Tenant so waives its right to lease the Offered Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease the Offered Space to the prospective tenant upon the Offer Terms. Upon the execution of any lease between Landlord and the prospective tenant, this Right of First Refusal shall thereafter be null, void and of no further force or effect as pertains to the Offered Space. If Landlord does not so enter into a lease with respect to the Offered Space, Landlord shall not thereafter engage in other lease negotiations with respect to the Offered Space or any other Right of First Refusal Space without first complying with the provisions of this Paragraph.

(c) If Tenant exercises its Right of First Refusal as provided in this Paragraph, Landlord and tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, enter into a lease amendment covering the Offered Space upon the Offer Terms.

(d) Any assignment or subletting by Tenant pursuant to the provisions of the Lease shall terminate the Right of First Refusal of Tenant contained herein.

(e) The Right of First Refusal of Tenant contained herein shall be subject and subordinate to any rights of refusal, offer, renewal, expansion or extension or any other similar preferential rights existing under any other tenant leases for the Building as of the date of this Lease.

26. RIGHT OF FIRST OFFER Tenant shall have a one-time right of first offer (the “Right of First Offer”) to lease certain ROFO Space (hereinafter defined), subject to the terms and conditions of this Paragraph.

(a) Notice Of Availability. At such time as any portion consisting of any leasable space not included in the Right of First Refusal Space and located on other floors of the Building, provided that such space is in excess of 5,000 rentable square feet (such space, the “ROFO Space”) becomes Available (as hereinafter defined), Landlord shall give Tenant written notice as to such portions of the ROFO Space that are Available. As to any portion of the ROFO Space that is currently occupied by a third-party tenant, such ROFO Space shall be deemed to become “Available” when any existing lease expires or terminates and any prior rights to lease any such ROFO Space expire or terminate, such space becomes vacant and Landlord decides to market such space to other prospective third-party tenants. As to any of the ROFO Space which is not now subject to either an existing lease or any prior rights to lease, such ROFO Space shall be deemed to become “Available” when Landlord elects to begin to market and offer such ROFO Space to other prospective third-party tenants. Notwithstanding the foregoing, in no event shall any portion of the ROFO Space be deemed Available hereunder if Landlord determines that such portion may be included in a possible lease of space to any existing or prospective tenant in the Building which lease will include such portion of the ROFO Space together with some additional space in the Building. Tenant’s right to lease portions of the ROFO Space under this Paragraph shall apply from time to time to those portions of the ROFO Space identified in Landlord’s notice of availability or otherwise to those portions and configurations of any available ROFO Space as determined from time to time by Landlord. The notice shall set out the Base Rent, tenant improvement allowance (if any) and other terms and conditions upon which Landlord would at that time offer to other possible tenants of the ROFO Space.

(b) Right of First Offer. Landlord hereby grants to Tenant a Right of First Offer to lease such portions of the ROFO Space which become available from time to time during the Preferential Right Period upon the terms and conditions set out in this Paragraph, only if:

(i) Tenant delivers to Landlord written notice exercising its right to lease the ROFO Space within ten (10) business days after Tenant’s receipt of Landlord’s notice of availability of the ROFO Space; and

(ii) Tenant is not in default under this Lease at the time Landlord gives its notice and at the commencement of the lease of ROFO Space. If Tenant fails to timely exercise its right to lease any portion of the ROFO Space after Tenant’s receipt of the first notice from Landlord of the availability of such ROFO Space, Landlord shall have the right to lease such portion of the ROFO Space that was the subject of Landlord’s notice to Tenant to any third party upon terms acceptable to Landlord and such third party and this Right of First Offer shall terminate as to such ROFO Space, it being expressly acknowledged and agreed that this is a one-time right.

(iii) Tenant must lease all of the ROFO Space then being offered by Landlord in Landlord’s notice of availability of the ROFO Space.

(c) Terms. The following terms shall apply to and govern each lease of any portion of the ROFO Space which Tenant elects to lease under this Paragraph:

(i) Base Rent, tenant improvement allowances (if any) and other terms applicable to the ROFO Space shall be as set out in Landlord’s notice of the availability of the ROFO Space.

(ii) The term shall begin on the date the ROFO Space becomes available to Landlord for releasing and end on the expiration or earlier termination of the Term, including all extensions thereof.

(iii) The other terms and conditions, including, without limitation, the payment by Tenant of Tenant’s Percentage Share of Net Operating Expenses and other charges, shall be the same as set forth in the Lease.

(d) Documentation. Within fifteen (15) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord reasonably requests to evidence any lease of ROFO Space under this Paragraph.

(e) Termination of Right of First Offer. Any assignment or subletting by Tenant pursuant to the provisions of the Lease shall terminate the Right of First Offer of Tenant contained herein. In addition this Right of First Offer shall expire by its own terms at such time as less than two (2) years remain in the Term.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below.

LANDLORD: 1860 BLAKE STREET, LLC, a Colorado limited liability company By: MAVDevelopment Company, a Michigan corporation, its Manager

By:	/s/ Robert A. Aldrich
Name:	Robert A. Aldrich
Title	President

Dated this 22ND day of September, 2008 TENANT: NETQUOTE, INC., a Colorado corporation

By:	Craig Shing
Its:	VP & Treasurer

Signature:	/s/ Craig Shing

Dated this 5TH day of September, 2008

25. GUARANTEE

Intentionally omitted.

EXHIBIT A

EXECUTION FUNDS

Upon signing the Lease, Tenant will deliver to Landlord a company or certified check in the amount of $104,685.29 payable to Landlord to cover the first month’s Rent and Security Deposit as noted in Paragraphs F and G.1 of the Summary of Basic Lease Terms.

A-1

EXHIBIT B

LEGAL DESCRIPTION

LOTS 1 THROUGH 6, INCLUSIVE,

AND THE NORTHEAST 16 2/3 FEET OF LOT 7,

BLOCK 39

EAST DENVER,

CITY AND COUNTY OF DENVER,

STATE OF COLORADO.

B-1

EXHIBIT C

PREMISES

BLAKE STREET TERRACE

1860 BLAKE STREET, SUITE 900

DENVER, COLORADO 80202

C-1

EXHIBIT D

WORK LETTER AGREEMENT

This Work Letter Agreement shall set forth the terms and conditions relating to the installation of the tenant improvements in the Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the installation of the tenant improvements in the Premises, in sequence, as such issues will arise. Capitalized terms used in this Work Letter Agreement but not otherwise defined herein shall have the meanings given to such terms in the Lease.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord has constructed the base, shell and core of the Premises (collectively, the “Base, Shell and Core”). Tenant agrees that the Base, Shell and Core of the Premises with the Landlord’s Work completed shall be delivered to Tenant in “as-is” condition on the date of delivery with respect to the New Premises, and as of the date of execution of the Lease with respect to the Current Premises. All other improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Work Letter Agreement.

SECTION 2

TENANT IMPROVEMENTS – GENERAL

A. Tenant shall prepare Premises Plans and Specifications and submit them to Landlord for approval, all in accordance with Section 5 hereof.

B. In this Exhibit D:

(i) “Completion of the Premises” means the supplying, installation and finishing of partitions, doors and hardware, ceilings, lights and switches, electrical outlets, telephone outlets, carpets, drapes, all finishes, counters, shelves or other built-ins, plumbing and fixtures and any other furniture, fixtures or facilities attached to and forming part of the Building and the furnishing of the Premises for conduct of Tenant’s business.

(ii) “Premises Plans and Specifications” means the plans and specifications for Completion of the Premises, including architectural, mechanical and electrical working drawings and layout plans, including location of lights, telephone and electrical outlets and switches and location, type, color and other specifications of furniture and furnishings.

(iii) “Premises Budget” means the budget of costs and expenses for the Completion of the Premises, as well as all other costs and expenses associated with opening the Premises for business, including Soft Costs.

(iv) “Soft Costs” shall mean those costs to be incurred by Tenant in opening the Premises for business, exclusive of the actual costs associated with Completion of the Premises, including without limitation, costs incurred in the purchase of inventory, furniture, equipment and other personal property for use in the business to be conducted at the Premises (collectively, the “FF&E”); the costs of all space planning, design, consulting or review services; the costs of all architectural services; the costs for preparation of all construction drawings; costs of any equipment rental; costs of any engineering design services; costs of any consulting services or studies; costs of any construction services; and the costs of billing and collections.

SECTION 3

TENANT’S CONTRACTORS AND ARCHITECT

A. Tenant shall appoint and employ, solely at Tenant’s expense such contractor that is acceptable to and approved by Landlord, as general contractor (“Tenant’s Contractor”) to carry out the work to be performed by Tenant hereunder. All subcontractors must be reasonably approved by Landlord. Tenant’s Contractors and/or subcontractors shall furnish Landlord with a payment and performance bond satisfactory to Landlord. Tenant and

Tenant’s Contractor shall obtain and keep in force such insurance as Landlord shall require, in such amounts (not to exceed $2,000,000.00 per occurrence), on such forms and with such insurance companies as Landlord shall require or approve. In all events such insurance shall include Builder’s Risk Insurance, Worker’s Compensation Insurance and Commercial General Public Liability Insurance (including automobile liability insurance).

B. Tenant shall appoint and employ, solely at Tenant’s expense, such architect that is acceptable to and approved by Landlord, as architect (“Tenant’s Architect”) for the design, supervision and execution of the work to be performed by Tenant hereunder.

SECTION 4

TENANT’S WORK

A. Tenant shall be solely responsible for all work in Completion of the Premises, including finishing and furnishing the Premises for occupancy (“Tenant’s Work”). Tenant’s Work shall include, but not be limited to, the following items:

Exterior storefront facades, entry door(s) and exterior windows.

Floor coverings.

Interior doors, if any.

Interior partitions, if any.

Finishes for demising walls and partitions-paint, paneling, vinyl wall coverings, etc.

Interior decorating.

Interior lighting.

Interior window coverings, if any (All window coverings shall be subject to Landlord’s prior written approval).

Finished ceiling system, if applicable.

Fixtures, furniture, furnishings and equipment (any of which are paid for, in whole or in part, as part of the FF&E Costs paid out of the Reimbursement Allowance, shall be owned by Tenant and not leased).

Sound systems, if any.

Exterior signs, if any.

B. All work in connection with Completion of the Premises shall meet the following criteria:

(i) the work shall be done as expeditiously as possible in good and workmanlike manner and with new materials;

(ii) the work shall be done only in accordance with the Premises Plans and Specifications;

(iii) the work shall be done only after Tenant has obtained all bonds, permits, approvals, licenses and insurance policies required by this Lease or by any governmental, quasi-governmental or regulatory authority having jurisdiction over the Premises or the Building;

(iv) the work shall comply with all applicable laws, rules, regulations, ordinances and codes, including without limitation, building and fire safety codes. Landlord’s approval of the Premises Plans and Specifications shall not be deemed a statement of compliance with such laws, rules, regulations, ordinances and codes;

(v) storage of Tenant’s Contractor’s construction materials, tools and equipment shall be confined within the Premises and in other areas designated for such purposes by Landlord. If Landlord assigns space outside the Premises for such purposes, Tenant shall promptly move to such space from time to time and Landlord shall have the right to eliminate or change the location of any such space. In no event shall any materials or debris be stored in the public areas of the Building. Tenant’s Contractors shall not run pipes, wires, conduits or the like over or through, and shall not work in, areas outside the Premises except as directed or permitted by Landlord;

(vi) the work shall be done in compliance with such reasonable rules and regulations as Landlord may make and amend from time to time;

(vii) the work shall be subject to the reasonable supervision and coordination of Landlord and in connection therewith, Tenant shall pay to Landlord a fee in an amount equal to two percent (2%) of the actual hard costs of construction of the Completion of the Premises (the “Oversight Fee”) within ten (10) days after receipt of Landlord’s invoice therefor. Such Oversight Fee may be paid out of the Reimbursement Allowance, to the extent there are sufficient funds for such purposes;

(viii) Tenant’s Contractors shall keep the Premises neat and clean and be responsible for its own trash removal and shall not use the Building’s trash receptacles; and

(ix) the work shall not disturb or interfere with any pipes, wires, conduits and the like running through the Premises and serving other parts of the Building, nor shall it alter the building Base, Shell and Core or any exterior portions of the building without the prior written approval of Landlord.

C. All of the provisions of this Lease relating to or applicable to work in the Premises by or for Tenant shall be fully applicable to Tenant’s work performed hereunder. Tenant shall be responsible for any damage to the Premises or the Building resulting from or in connection with such work and all repairs of such damage shall be solely at Tenant’s expense. Tenant shall indemnify and hold Landlord harmless from and against any and all claims made by third parties against Landlord, its agents, servants and employees based upon acts or omissions of Tenant’s Contractor. Tenant shall also indemnify and hold Landlord harmless from any damage to Landlord for faulty or defective work done by Tenant’s Contractor.

D. Tenant shall commence Completion of the Premises as soon as possible after the Delivery Date.

E. Tenant’s failure to timely and diligently perform any of its obligations under this Exhibit C shall constitute a default of Tenant under this Lease.

SECTION 5

PREMISES PLANS AND SPECIFICATIONS; PREMISES BUDGET

A. As soon as possible after the execution date of the Lease, Tenant shall submit to Landlord proposed Premises Plans and Specifications for Completion of the Premises. Such plans and specifications (and any revised plans and specifications) shall be signed and stamped by Tenant’s Architect for filing with all appropriate governmental authorities. Such plans and specifications shall in all respects comply with all applicable laws, codes, ordinance, regulations and other governmental requirements. Landlord shall approve or reject such plans and specifications in its reasonable discretion. If Landlord rejects the plans and specifications, Tenant shall revise the plans and specifications based upon Landlord’s reasons for rejection and resubmit them to Landlord for approval. If Landlord fails to approve or reject such plans and specifications within eight (8) days they shall be deemed approved by Landlord. Upon Landlord’s approval of the Premises Plans and Specifications, they shall be clearly marked “Approved and Issued for Construction” and initialed by Tenant and Landlord. Any changes in the Premises Plans and Specifications after approval by Landlord may be made only pursuant to a request in writing by Tenant to be approved by Landlord as set forth above. Tenant shall be responsible for any actual out-of-pocket third party consulting charges incurred by Landlord in connection with the proposed construction.

B. As soon as possible after the execution date of the Lease, Tenant shall submit to Landlord Tenant’s proposed Premises Budget. Landlord shall approve or reject such proposed Premises Budget in its reasonable discretion. If Landlord rejects the proposed Premises Budget, Tenant shall revise the budget based upon Landlord’s reasons for rejection and resubmit them to Landlord for approval. If Landlord fails to approve or reject such revised Premises Budget within 30 days they shall be deemed rejected by Landlord. Any changes in the Premises Budget after approval by Landlord may be made only pursuant to a request in writing by Tenant to be approved by Landlord as set forth above.

SECTION 6

LANDLORD REIMBURSEMENT FOR CERTAIN

PREMISES IMPROVEMENTS COSTS

A. Upon and subject to the terms and conditions of this Section 6, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied toward the cost of Completion of the Premises. Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant’s Work shall be: (i) limited to actual costs incurred by Tenant in its construction of the Completion of the Premises; (ii) limited to an amount up to, but not exceeding, $20.00 per square foot of rentable area of the Premises; (iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the applicable portion of the Tenant’s Work for which Tenant seeks reimbursement has been completed and accepted by Tenant. If the foregoing conditions are met, Landlord shall fund the Reimbursement Allowance (less a ten percent (10%) retainage, herein the “Retainage”) in installments (no more frequently than once per month on the last day of each month) directly to Tenant’s general contractor (unless otherwise directed by Tenant) within thirty (30) days following Landlord’s receipt of Tenant’s written draw request accompanied by the following documents: (i) conditional progress lien waivers from Tenant’s general contractor and all subcontractors (collectively, “Tenant’s Contractors”) whose work is the subject of such draw request (subject only to the receipt of payment therefor), (ii) unconditional progress lien waivers from Tenant’s Contractors with respect to any amounts funded by Landlord more than 30 days prior to the date of the current draw request, (iii) reasonable supporting detail in AIA G702 format including, but not limited to, work orders, invoices, sales receipts, bills of lading, time sheets and material purchase orders for the costs incurred by Tenant reasonably acceptable to Landlord, and (iv) a copy of the certificate of Tenant’s construction manager or architect certifying to Tenant and Landlord that the Tenant Work has been completed to the extent represented by the draw request. If the total cost of the Tenant Work exceeds the Reimbursement Allowance less the Retainage, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Building free from any liens arising out of the non-payment of such costs. Except as otherwise expressly provided in this Work Letter, all costs of the Tenant Work in excess of the Reimbursement Allowance including changes requested by Tenant and approved by Landlord which increase the cost of the Tenant Work (collectively, “Cost Overruns”) shall be paid by Tenant directly to Tenant’s contractor as and when the same are due. Landlord may stop or decline to commence payment of any of the Reimbursement Allowance until such payment of Cost Overruns is made by Tenant and evidence of such payment is delivered to Landlord. In addition, and provided that there are sufficient funds available in the Reimbursement Allowance after Completion of the Premises, Tenant may utilize a portion of the Reimbursement Allowance, not to exceed $3.00 per rentable square foot of the Premises, toward the costs of FF&E (“FF&E Costs”). Subject to the foregoing limitation, in the event that Tenant elects to use the foregoing for the payment of FF&E Costs, Landlord will pay such FF&E Costs within forty-five (45) days after receipt from Tenant of third-party invoices therefor. The Reimbursement Allowance made available to Tenant under this Section 6 must be utilized for its intended purpose within twelve (12) months after the Commencement Date or be forfeited with no further obligation on the part of Landlord. Notwithstanding anything to the contrary contained in the foregoing, in no event will Landlord be obligated to fund any portion of the Reimbursement Allowance until after the Delivery Date, unless prior to such time Tenant shall have waived in writing its Termination Right.

EXHIBIT E

ACCEPTANCE LETTER

Landlord:	1860 BLAKE STREET, LLC c/o MAVDevelopment 303 Detroit Street, Suite 301 Ann Arbor, Michigan 48104 Attn: Rob Aldrich

Tenant:	NETQUOTE, INC.
______________________
Attn:

Premises:	Suite , 1860 Blake Street, Denver, Colorado

Re:	Lease, dated for reference purposes only as , 200 , by and between Landlord and Tenant on the Premises.

This is to advise that the undersigned, as Tenant, has inspected the improvements at the above-referenced Premises and hereby confirms the following:

1.	Provided that Tenant has delivered to Landlord a certificate of insurance evidencing that Tenant has obtained the coverage required pursuant to Sections 1.L and 10.1 of the Lease and that Landlord, its property manager and such other parties as Landlord may require are each named as an additional insured (“Certificate of Insurance”), Tenant has accepted possession of the Premises pursuant to the terms of the Lease. If Tenant has not delivered to Landlord a Certificate of Insurance prior to the date of this Letter, the Commencement Date of the Lease and the Rent Commencement Date of the Lease shall remain as set forth herein and Landlord will deliver possession of the New Premises to Tenant within three (3) business days of Landlord’s receipt of Tenant’s Certificate of Insurance, unless otherwise agreed by Tenant.

2.	That the Landlord has fulfilled all of its obligations under the Lease.

3.	That no Rent has been prepaid except as provided by the Lease.

4.	That there are no existing defenses or offsets which the undersigned Tenant has against the enforcement of said Lease by the Landlord.

5.	That the aforesaid Lease has not been modified or altered, except as set forth herein.

6.	The Commencement Date of the Lease is the day of , 20 .

7.	The New Premises Commencement Date is the day of , 20 .

8.	The Termination Date of the Lease is the day of , 20 .

9.	That the Lease is now in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

E-1

10.

LANDLORD:	TENANT:

1860 BLAKE STREET, LLC, a Colorado limited liability company	NETQUOTE, INC., a Colorado corporation

By: MAVDevelopment Company, a Michigan corporation, its Manager

By:	By:
Name:	Name:
Title:	Title:
Dated:	Dated:

E-2

EXHIBIT F

BUILDING RULES AND REGULATIONS

Landlord and Tenant agree that the following rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant’s employees, agents, contractors and invitees or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant’s agents, employees, contractors or invitees or used for any purpose other than ingress to and egress from the Premises.

A.(1) Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant’s movers must provide Landlord with proof of insurance coverage naming Landlord, its manager, and any other parties so designated by Landlord as additional insureds. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant’s movers damage the elevator or any part of the building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

(2) No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building’s equipment shall be moved into the Premises.

(3) Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

B. Intentionally Omitted.

2. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord and the LoDo Historical Society; but there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A Directory in a conspicuous place, with the name(s) of Tenant(s), not to exceed one name per 400 square feet of space contained in the Premises, will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at Tenant’s expense, within a reasonable time after notice for Tenant of the change making the revisions necessary. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

3. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

4. Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant’s furniture or equipment by the janitor or any of the janitor’s staff, or by any other person or person whomsoever. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

5. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant’s agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

6. Except for seeing eye dogs for the blind and hearing ear dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio sound equipment or musical instrument or by the making of loud or improper noises.

7. Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

8. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant’s agents, employees, contractors, or invitees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

9. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant’s agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

10. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways.

11. No awnings shall be placed over any window.

12. If any Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord’s agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wire will be permitted. Any such installation and connection shall be made at Tenant’s expense.

13. Tenant shall not install or operate any steam or gas engine or boiler in the Premises. The use of oil, gas or inflammable liquids for eating, lighting or any other purpose is expressly prohibited. Explosive or other articles deemed extra hazardous shall not be brought into the Building or the property.

14. Any painting or decorating, as may be agreed to be done, by and at the expense of Landlord shall be done during regular working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

15. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building; and any defacement, damage or injury caused by Tenant or Tenant’s agents or employees shall be paid for by the Tenant.

16. Landlord shall at all times have the right, by and through Landlord’s officers or agents, to enter the Premises and show the same to persons wishing to lease them and may, at any time within sixty (60) days preceding the termination of the Term of Tenant’s Lease, place upon the doors and windows of the Premises the notice “For Rent” which notice shall not be removed by Tenant.

17. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

18. Storage of vehicles in the parking structure is not permitted. Any vehicles appearing to be stored or abandoned will be ticketed and towed at the vehicle owner’s expense.

19. All areas in the Building have been designated as “No Smoking” areas and Tenant, and its employees agents and invitees agree to abide by this designation.

20. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may in Landlord’s sole judgment appear unsightly from outside the Building.

21. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

22. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

23. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any depiction of the Building in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Building as the address of its business.

24. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises’ or the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls. Tenant shall keep corridor doors closed.

25. Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises and the Building of which the Premises are a part. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. In the event of any breach of the rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant.

26. Tenant recognizes and agrees to enforce with all employees and guests, a policy of no smoking in the Premises and common areas of the building Complex, except in areas specified by the Landlord or its management personnel.

EXHIBIT G

OPERATING EXPENSE EXCLUSIONS

1. Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right to eminent domain.

2. Leasing commissions, attorney’s fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenant or other occupants of the Building.

3. “Tenant allowance,” “tenant concessions,” work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior design fees for same.

4. Costs of correcting defects, including any allowance for same, in the initial construction of the Building (including latent defects) or equipment used therein (or the replacement of defective equipment), and the costs of correcting defects in the initial construction of any associated parking garages or area, or other improvements, or in the equipment used therein. For purposes hereof, the term “defect” shall mean a deficiency in the original construction of such improvement or equipment, as opposed to repairs or replacements necessitated by subsequent use or ordinary wear and tear.

5. Depreciation, other “non-cash” expense items or amortization of capital improvements, except for Allowable Capital Costs.

6. Except for Allowable Capital Costs, costs of a capital nature, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally acceptable accounting principles, consistently applied.

7. Costs in connection with services (including electricity, items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

8. Costs of expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of the other tenants in the Building, and/or of any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Building that would not have incurred but for such violation by Landlord, its employees, agents and/or contractors, it being intended that each party shall be responsible for the costs resulting from its won violation of such leases and laws, rules, regulations and codes as same shall pertain to the Building.

9. Penalties for Landlord’s late payment, including, with limitation, taxes, equipment leases, etc.

10. Costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

11. Payments in respect of overhead and/or profit to any subsidiary or affiliate of Landlord, or to any other party, as a result of a non-comopetitive selection process for services (other than the management fee) on or to the Building and/or the Land, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or

G-l

materials been provided by parties unaffiliated with Landlord, or by third parties, of similar skill, competence and experience, on a competitive basis.

12. Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes.)

13. Income taxes payable by Landlord other than real estate taxes payable with respect to Landlord’s ownership of the Building and/or the land.

14. Except for the management fee, costs of Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to Operating Expenses of the Building in accordance with generally accepted accounting principles.

15. Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operating by Landlord or any subsidiary or affiliate of Landlord.

16. Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord’s operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, including, but not limited to, an observatory, beacon(s), broadcasting facilities (other than the Building’s music system, and life support and security systems), luncheon club, athletic or recreational club, helicopter pad, child care center, kiosks, promotions, displays, etc.

17. Advertising and promotional expenses.

18. Costs for which Landlord is compensated through or reimbursed by insurance or other means of property.

19. Costs of correcting or repairing defects in the Building and/or any associated garage facilities in the Building, and/or equipment or the replacement of defective equipment to the extent such costs are covered by warranties of manufacturers, suppliers or contractor, or are otherwise borne by parties other than Landlord.

20. Costs of restoration or repair of the Building as a result of total or partial destruction or condemnation thereof.

21. Contributions to charitable organizations.

22. Costs incurred in removing the property of former tenants and/or other occupants of the Building.

G-2

EXHIBIT H

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into as of the              day of                     , 200    , by and among                                      (“Tenant”) and NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“Lender”), whose principal address is 51 Madison Avenue, New York, New York 10010, and                                  (“Borrower”).

RECITALS:

A. Lender has agreed to make a mortgage loan (the “Loan”) to Borrower in the amount of $                     to be secured by, among other things, a mortgage [or deed of trust] (the “Mortgage”) on the real property legally described in Exhibit “A” attached hereto (the “Premises”);

B. Tenant is the present lessee under a lease dated                      made by                                 , (“Landlord”), demising a portion of the Premises (said lease and all amendments now or hereafter executed with respect thereto being referred to as the “Lease”);

C. The Loan terms require that Tenant subordinate the Lease and its interest in the Premises in all respects to the lien of the Mortgage and that Tenant attorn to Lender; and

D. In return, Lender is agreeable to not disturbing Tenant’s possession of the portion of the Premises covered by the Lease (the “Demised Premises”), so long as Tenant is not in default under the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS:

1. Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises are hereby subjected and subordinated to the lien of the Mortgage and to any modification, reinstatement, extension, renewal, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any other mortgages or deeds of trust on the Premises which may hereafter be held by Lender.

2. Tenant Not to Be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

3. Tenant to Attorn to Lender. Tenant agrees that in the event of a foreclosure of the Mortgage or upon a transfer of the Premises pursuant to a deed in lieu of foreclosure, it will attorn to the purchaser (including Lender) as the landlord under the Lease. The purchaser by virtue of such foreclosure or deed in lieu of foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i)

contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

4. Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

(a)	liable for any act or omission of any prior landlord (including Landlord);

(b)	obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

(c)	subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord);

(d)	bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

(e)	bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

(f)	liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

5. Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice. By its execution hereof, Borrower expressly consents to the foregoing.

6. Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

7. Lender’s Right to Notice of Default and Option to Cure. Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

To Lender:	NEW YORK LIFE INSURANCE COMPANY c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010-1603 Attn: Real Estate Group Director – Loan Administration Division Loan No.:

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default; provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30-day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

8. Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

[END OF PAGE]

10. Governing Law. This Agreement shall be construed and enforced according to the law of the state in which the Premises are located, other than such law with respect to conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

IF TENANT IS A CORPORATION, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n) corporation

By:
(Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below.

LANDLORD:

1860 BLAKE STREET, LLC, a Colorado limited liability company

By: MAVDevelopment Company, a Michigan corporation, its Manager

By:	/s/ Robert A. Aldrich
Name:	Robert A. Aldrich
Title:	President

Dated this 22ND day of September, 2008

TENANT:

NETQUOTE, INC., a Colorado corporation

By:	Craig Shine

Its:	VP & Treasurer

Signature:	/s/ Craig Shine

Dated this 5TH day of September, 2008

29

IF TENANT IS A LIMITED LIABILITY COMPANY, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n) ______________ limited
liability company

By:
(Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IF TENANT IS A PARTNERSHIP, USE THIS SIGNATURE PAGE

TENANT

(Printed Name of Tenant)
a(n) ______________ partnership

By:
(Signature)

(Printed Name of Signatory)

Its:	GENERAL PARTNER
(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

IF TENANT IS AN INDIVIDUAL, USE THIS SIGNATURE PAGE

TENANT

(Signature)

(Printed Name)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

LENDER

NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company

By:
(Signature)

(Printed Name)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

The terms of the above Agreement are hereby consented, agreed to and acknowledged.

BORROWER

(Printed Name of Borrower)
a

By:
(Signature)

(Printed Name of Signatory)

Its:

(Title)

STATE OF	)
) SS:
COUNTY OF	)

[ADD STATE APPROPRIATE ACKNOWLEDGMENT]

[OPTIONAL]

This instrument was prepared by and

when recorded should be returned to:

_____________________, Esq.

New York Life Insurance Company

Office of the General Counsel

51 Madison Avenue

New York, New York 10010